UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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The Finish Line, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 19, 2012

Dear Shareholder:

You are cordially invited to attend the 2012 Annual Meeting of Shareholders of The Finish Line, Inc., on Thursday, July 19, 2012, at 9:00 a.m. EDT, to be held at Finish Line Customer Central, 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235.  Members of your Board of Directors and management look forward to greeting those shareholders who are able to attend.

The accompanying Notice and Proxy Statement describe the matters to be acted upon at the meeting.

It is important that your shares be represented and voted at the meeting.  Whether or not you plan to attend, please sign, date, and mail the enclosed Proxy Card at your earliest convenience.  If you attend the meeting, you may withdraw your proxy and vote in person.

Your interest and participation in the affairs of The Finish Line, Inc. are greatly appreciated.

Respectfully,

Glenn S. Lyon
Chairman and Chief Executive Officer

The Finish Line, Inc.

3308 N. Mitthoeffer Road
Indianapolis, Indiana 46235

Notice of Annual Meeting of Shareholders
to be held July 19, 2012

TO THE SHAREHOLDERS OF THE FINISH LINE, INC.:

Notice is hereby given that the 2012 Annual Meeting of Shareholders of The Finish Line, Inc. (the “Company”) to be held at Finish Line Customer Central at 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235, on Thursday, July 19, 2012, at 9:00 a.m. EDT, will be conducted for the following purposes:

(1)	To elect three Class II directors to serve on the Company’s Board of Directors until the 2015 Annual Meeting of Shareholders;

(2)	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending March 2, 2013;

(3)	To vote on a non-binding advisory resolution to approve the compensation of the Company’s named executive officers; and

(4)	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on May 18, 2012, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

By Order of the Board of Directors,

Christopher C. Eck
Senior Vice President, General Counsel and Corporate Secretary

Indianapolis, Indiana
June 19, 2012

Your vote is important.  Accordingly, you are asked to complete, sign, date, and return the accompanying Proxy Card in the envelope provided, which requires no postage if mailed in the United States.

The Finish Line, Inc.
3308 N. Mitthoeffer Road
Indianapolis, Indiana 46235
________________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
JULY 19, 2012
________________________

GENERAL INFORMATION

This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being mailed on or about June 19, 2012, in connection with the solicitation of proxies by the Board of Directors (the “Board”) of The Finish Line, Inc. (“Finish Line” or the “Company”) for use at the 2012 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at Finish Line Customer Central at 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235, on Thursday, July 19, 2012, at 9:00 a.m. EDT, and any adjournment or postponement thereof.

At the Annual Meeting, the Company’s shareholders will be asked to:

(1)	Elect three Class II directors to serve on the Board until the 2015 Annual Meeting of Shareholders;
(2)	Ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending March 2, 2013;
(3)	Vote on a non-binding advisory resolution to approve the compensation of the Company’s named executive officers; and
(4)	Vote on such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

This Proxy Statement and related proxy materials are first being mailed to shareholders on or about June 19, 2012.  With this Proxy Statement, we are sending our 2012 Annual Report, which includes our financial statements for the fiscal year ended March 3, 2012.  If you did not receive our Annual Report, we will send it to you without charge.  The Annual Report includes a list of important documents that we have filed as exhibits with the United States Securities and Exchange Commission (“SEC”), but does not include copies of all of the exhibits.  If you wish to receive copies of any of the exhibits, we will send them to you.  Please send your written request by e-mail to IR@finishline.com or by mail to:

The Finish Line, Inc.
3308 N. Mitthoeffer Road
Indianapolis, Indiana 46235
Attn: Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials

You may obtain copies of our public filings, including this Proxy Statement, the form of proxy relating to the Annual Meeting, and our 2012 Annual Report on Form 10-K, without charge from our website at http://www.finishline.com, and click on the Investor Relations link, or from the SEC’s web site at http://www.sec.gov.  The Company’s stock is traded on the NASDAQ Global Select Market under the ticker symbol FINL.  You may also request a copy of any of these materials by sending an email to IR@finishline.com.  To receive materials prior to the Annual Meeting, please make your request no later than July 5, 2012 to facilitate timely delivery.  If you do not request materials pursuant to the foregoing procedures, you may not receive a copy of the materials prior to the Annual Meeting.  For meeting directions to Finish Line Customer Central, please call (317) 899-1022, extension 5.

Throughout this Proxy Statement, “Fiscal 2010,” “Fiscal 2011,” “Fiscal 2012,” “Fiscal 2013,” and “Fiscal 2014” represent the fiscal years ended February 27, 2010, February 26, 2011, March 3, 2012, March 2, 2013, and March 1, 2014, respectively.

Persons Making the Solicitation

The Company is making this solicitation and will bear the expenses of preparing, printing, and mailing proxy materials to the Company’s shareholders.  In addition to the mailing of this Proxy Statement, proxies may be solicited personally, by telephone, by e-mail, or by fax by officers or employees of the Company, none of whom will receive additional compensation for such services.  The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Class A and Class B Common Shares.

Voting at the Meeting

Shareholders of record of the Company’s Class A Common Shares and Class B Common Shares at the close of business on May 18, 2012 (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.  On the Record Date, 49,554,273 Class A Common Shares and 1,210,562 Class B Common Shares were outstanding and entitled to vote.  Each outstanding Class A Common Share entitles the holder thereof to one vote and each outstanding Class B Common Share entitles the holder thereof to 10 votes.  The holders of a majority of all the votes entitled to be cast at the Annual Meeting must be represented at the meeting, either in person or by proxy, to constitute a quorum.  There must be a quorum for the Annual Meeting to be held.

For the election of directors, the three nominees receiving the highest number of affirmative votes of the common shares present or represented and entitled to be voted at the Annual Meeting shall be elected.  Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business.  Shareholders do not have the right to cumulate their votes in the election of directors.

For the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending March 2, 2013, to be ratified, and for the non-binding advisory resolution relating to the compensation of the Company’s named executive officers to be approved, more votes must be cast by all holders of common shares, voting together as a single class, in favor of the proposal than are cast against it.

Abstentions will be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business.  The Company intends to count broker non-votes as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business.  However, abstentions and broker non-votes will have no effect on the vote for any of the proposals described above.

Revocability of Proxy

A proxy may be revoked by a shareholder prior to voting at the Annual Meeting by written notice to the Corporate Secretary of the Company, by submission of another proxy bearing a later date, or by voting in person at the Annual Meeting.  Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company.  The mere presence at the Annual Meeting of a shareholder who has appointed a proxy will not revoke the prior appointment.

If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the Proxy Card by the shareholder or, if no instructions are indicated, will be voted “FOR” the election of the three Class II Director nominees indicated herein to serve on the Board until the 2015 Annual Meeting of Shareholders, “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, and “FOR” the resolution to approve the compensation of the Company’s named executive officers, and, as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy.

ELECTION OF CLASS II DIRECTORS

(Item 1 on your Proxy Card)

The Company’s Bylaws provide for dividing the Board into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year, and with each director to hold office until his or her successor is duly elected and qualified, except in the event of his or her death, resignation, or removal.  The Company believes it is advantageous to, and in the best interests of, the Company and the Company’s shareholders to maintain a classified board of directors for a number of reasons.  First, a classified board of directors helps ensure the continuity and stability of the board’s leadership and policies.  Second, the Company believes a classified board structure facilitates long-term planning and enhances the ability of the board to implement business strategies.  Directors who serve a longer term are less subject to outside influences, thereby encouraging director independence in the analysis and implementation of long-term business strategies.  Finally, the Company believes a classified board of directors will assist the board in protecting the interests of shareholders in the event of an unsolicited offer for the Company.  Having a classified board typically operates to extend the time required to effect a hostile, unsolicited change in control of the board of directors, which reduces the Company’s vulnerability to a coercive takeover attempt and makes it more likely that a potential acquiror would initiate discussions with the existing board since it cannot replace all directors in a single election cycle.  The Company is currently not aware of any such takeover attempt or that one is currently being contemplated.

The term of the Class II Directors, consisting of Bill Kirkendall, William P. Carmichael, and Richard P. Crystal, will expire at the 2012 Annual Meeting of Shareholders.  The term of the Class III Directors, consisting of Stephen Goldsmith, Catherine A. Langham, and Norman H. Gurwitz, will expire at the 2013 Annual Meeting of Shareholders.  The term of the Class I Directors, consisting of Glenn S. Lyon, Dolores A. Kunda, and Torrence Boone, will expire at the 2014 Annual Meeting of Shareholders.

The persons named in the accompanying Proxy Card as proxies for this meeting will vote in favor of the three nominees as Class II Directors of the Company unless otherwise indicated by the shareholder on the Proxy Card.  Those Class II Directors elected at the 2012 Annual Meeting will serve for a three-year term expiring at the 2015 Annual Meeting of Shareholders, and until their successors are duly elected and qualified, except in the event of their respective death, resignation, or removal.  Management has no reason to believe that the nominees will be unable or unwilling to serve if elected.  If any nominee should become unavailable prior to the election, the accompanying Proxy Card will be voted for the election in his stead of such other person as the Board may recommend.

Nominees

The nominees for election as Class II directors of the Company are Bill Kirkendall, William P. Carmichael, and Richard P. Crystal.  Each of such persons currently serves as a director of the Company.  The nominees for election as Class II Directors of the Company were selected by the Board upon the recommendation of the Governance & Nominating Committee of the Board.

Recommendation of the Board of Directors

The Board unanimously recommends that shareholders vote “FOR” the Class II director nominees set forth above.  Proxies solicited by the Board will be so voted, unless shareholders specify otherwise on their Proxy Cards (Item 1 on your Proxy Card).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 18, 2012, information relating to the beneficial ownership of the Company’s common shares by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Class A Common Shares or Class B Common Shares, by each director or nominee for director, by each of the executive officers named below, and by all current executive officers and directors as a group.

	Class A			Class B
Name and Position	Number of Shares (1)(2)	Stock Options exercisable within 60 days (3)	% of Class (4)	Number of Shares (1)		% of Class (4)	Total Shares
Glenn S. Lyon Chairman and CEO	22,065	77,576	(5)	180,751		14.9%	280,392
Samuel M. Sato Finish Line brand President and CMO	23,376	44,107	(5)	67,518		5.6%	135,001
Steven J. Schneider President and COO	96,272	119,834	(5)	81,466		6.7%	297,572
Edward W. Wilhelm EVP, CFO	—	27,880	(5)	61,519		5.1%	89,399
George S. Sanders EVP, Real Estate and Store Development	73,093	186,675	(5)	30,749		2.5%	290,517
Gary D. Cohen Former CAO and Secretary	70,064	134,544	(5)	18,462		1.5%	223,070
Stephen Goldsmith Director	3,786	40,000	(5)	13,453		1.1%	57,239
Bill Kirkendall Director	2,786	—	(5)	13,044		1.1%	15,830
William P. Carmichael Director	17,786	—	(5)	14,044		1.2%	31,830
Catherine A. Langham Director	4,586	22,000	(5)	14,044		1.2%	40,630
Dolores A. Kunda Director	4,138	—	(5)	14,044		1.2%	18,182
Norman H. Gurwitz Director	—	—	(5)	3,843		(5)	3,843
Richard P. Crystal Director	—	—	(5)	12,018		1.0%	12,018
Torrence Boone Director	—	—	(5)	1,564		(5)	1,564
All current executive officers and directors as a group (16 persons)*	328,835	710,237	2.1%	588,246		48.6%	1,627,318

Alan H. Cohen (6)	—	245,000	(5)	119,756		9.9%	364,756
David I. Klapper (7)	—	—	(5)	280,000		23.1%	280,000
Larry J. Sablosky (8)	—	—	(5)	100,000	(9)	8.3%	100,000
BlackRock, Inc. (10)	4,147,056	—	8.3%	—		—	4,147,056
The Vanguard Group, Inc. (11)	3,239,900	—	6.5%	—		—	3,239,900
Royce & Associates, LLC (12)	2,848,616	—	5.7%	—		—	2,848,616

*
Excludes Gary D. Cohen, the Company’s former Chief Administrative Officer and Secretary, who retired from the Company effective March 29, 2012.  Mr. Cohen is disclosed in the table above because he is a “named executive officer” of the

Company for Fiscal 2012, as determined pursuant to Regulation S-K Item 402(a)(3)(iv), despite the fact he is currently not employed by the Company.
(1)
Each executive officer and director has sole voting and investment power with respect to the shares listed, unless otherwise   indicated, and the address for the executive officers and directors is: 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235.

(2)
The amounts in this column exclude any Class B Common Shares convertible into a corresponding number of Class A Common Shares.  All Class B Common Shares will be converted into Class A Common Shares on July 20, 2012.

(3)	The executive officers and directors listed have the right to acquire the number of shares of common stock reflected in this column within 60 days of May 18, 2012.
(4)
The shares owned by each person, or by the group, and the shares included in the total number of shares outstanding have been adjusted, and the percentage owned (where such percentage exceeds 1%) has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(5)	Less than 1% of the respective class of shares outstanding.
(6)	A retired founder of the Company. The address of Mr. Cohen is 9102 N. Meridian Street, Suite 550, Indianapolis, IN 46260.
(7)	A retired founder of the Company. The address of Mr. Klapper is 9102 N. Meridian Street, Suite 550, Indianapolis, IN 46260.
(8)	A retired founder of the Company. The address of Mr. Sablosky is 9102 N. Meridian Street, Suite 550, Indianapolis, IN 46260.
(9)	Includes 25,000 Class B Common Shares held by a family partnership of which Mr. Sablosky serves as general partner.
(10)
This information is based solely on a Schedule 13G/A filed on behalf of BlackRock, Inc. (“BlackRock”) with the SEC as of December 30, 2011.  The address of BlackRock is 40 E. 52nd Street, New York, New York 10022.  BlackRock has sole voting and dispositive power with respect to all 4,147,056 reported shares.

(11)
This information is based solely on a Schedule 13G/A filed on behalf of The Vanguard Group, Inc. (“Vanguard”) with the SEC as of December 31, 2011.  The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.  Vanguard has sole voting power with respect to 77,781 of the reported shares, sole dispositive power with respect to 3,162,119 of the reported shares, and shared dispositive power with respect to 77,781 of the reported shares.

(12)
This information is based solely on a Schedule 13G/A filed on behalf of Royce & Associates, LLC (“Royce”) with the SEC as of December 31, 2011.  The address of Royce is 745 Fifth Avenue, New York, New York 10151.  Royce has sole voting and dispositive power with respect to all 2,848,616 reported shares.

Changes in Control

As previously disclosed, the Company amended and restated its Restated Articles of Incorporation (as amended and further restated, the “Amended Articles”) on July 23, 2009, to effect a number of amendments relating to the Company’s dual class stock structure.  The Amended Articles provide for the conversion of all outstanding high voting Class B Common Shares into Class A Common Shares as of the day after the Company’s 2012 Annual Meeting, the conversion date being July 20, 2012.  The Amended Articles also eliminated a prior provision of the Restated Articles of Incorporation under which all Class B Common Shares are automatically converted into Class A Common Shares on a one-to-one basis only upon the Class B Common Shares constituting less than 5% of the total common shares outstanding as of a record date for an annual shareholders meeting.  The Class B Common Shares entitle the holders of record thereof to 10 votes for each share held, while the Class A Common Shares entitle the holders of record thereof to one vote per share.  The Amended Articles also provide that if at any time the holders of all Class B Common Shares hold greater than 41% of the total voting power of the Company’s common shares as of the record date for any annual shareholders meeting, then the number of votes per share of each holder of Class B Common Shares will automatically be reduced (on a proportionate basis) so that the holders of Class B Common Shares hold, in the aggregate, no more than 41% of the Company’s total voting power.  The Amended Articles further provide for the automatic conversion of Class B Common Shares issued to Company employees or directors into Class A Common Shares upon each such person’s death or termination of employment or service.

All Class B Common Shares will be converted into an equal number of Class A Common Shares on July 20, 2012.  The elimination of the high voting Class B Common Shares will disseminate voting power more evenly and broadly amongst the holders of Class A Common Shares.  The conversion will result in increased voting power, on a per share basis, for individual Class A Common Shareholders.  Additionally, the conversion of the Class B Common Shares and the elimination of the dual class stock structure will transition the Company to a more customary corporate governance structure consistent with other public companies, including those in the Company’s industry.  A further description of the background and reasons for the amendments instituted by the Amended Articles is set forth in the Company’s Proxy Statement for its 2009 Annual Meeting of Shareholders under the caption “Background and Reasons for Proposals Relating to Higher Vote Class B Common Shares.”

Also on July 23, 2009, the Company’s shareholders approved The Finish Line, Inc. 2009 Incentive Plan (the “2009 Incentive Plan”), which provides the Company with the authority to issue up to 6,500,000 Class A Common Shares and Class B Common Shares, in the aggregate, in connection with grants to Company employees and directors (which is limited to 2,500,000 Class A and Class B Common Shares, in the aggregate, for all awards other than options and stock appreciation rights).  See “Executive Compensation – Compensation Discussion and Analysis – 2009 Incentive Plan” below.

Due to the extent of each of Alan H. Cohen’s, David I. Klapper’s, and Larry J. Sablosky’s (collectively, the “Founders”) voting power represented by their holdings of Class B Common Shares, if any one or more of the Founders disposes of shares of Class B common stock, or converts such shares into shares of Class A common stock, prior to the day after the Company’s 2012 Annual Meeting, or a sufficient number of shares of Class B common stock are issued to participants under awards pursuant to the 2009 Incentive Plan, any one or more Founder’s ownership percentage and voting power may be reduced, which could result in an effective change in control of the Company.  Notwithstanding the foregoing, upon the conversion of all Class B common stock into shares of Class A common stock on July 20, 2012, as described above, the aggregate voting power of the holders of Class B common stock, including the voting power of the Founders (if they continue to hold Class B Common Shares at that time), will be reduced on a 10-to-1 basis, which could result in an effective change in control of the Company.

MANAGEMENT

Executive Officers and Directors

Executive officers of the Company are appointed by and serve at the discretion of the Board.  Unless otherwise stated below, there are no family relationships among any directors or executive officers of the Company.  The executive officers, directors, and nominees for director of the Company are as follows:

Name	Age	Position	With the Company Since
Glenn S. Lyon	62	Class I Director, Chairman of the Board, and Chief Executive Officer	2001
Samuel M. Sato	48	Finish Line brand President and Chief Merchandising Officer	2007
Steven J. Schneider	56	President and Chief Operating Officer	1989
Edward W. Wilhelm	53	Executive Vice President, Chief Financial Officer	2009
Mark S. Landau	54	Executive Vice President, Chief Business Development Officer	2012
George S. Sanders	54	Executive Vice President, Real Estate and Store Development	1994
Michael L. Marchetti	61	Executive Vice President, Store Operations	1995
Christopher S. Ladd	39	Executive Vice President, Chief Digital Officer	2011
Dolores A. Kunda	56	Class I Director	2008
Torrence Boone	43	Class I Director	2011
Bill Kirkendall	58	Class II Director / Nominee for Director	2001
William P. Carmichael	68	Class II Director / Nominee for Director	2003
Richard P. Crystal	67	Class II Director / Nominee for Director	2010
Stephen Goldsmith	65	Class III Director	1999
Catherine A. Langham	54	Class III Director	2006
Norman H. Gurwitz	65	Class III Director	2009

Mr. Glenn S. Lyon is currently the Chief Executive Officer of the Company, serving in such capacity since December 2008, and Chairman of the Company’s Board of Directors, serving in such capacity since July 2010.  Mr. Lyon is also currently a member of the Strategy Committee of the Board.  Mr. Lyon was originally elected to the Board in January 2009.  He served as President of the Company from October 2003 to December 2008 and Executive Vice President from September 2001 to October 2003, as well as the Company’s Chief Merchandising Officer from 2001 until 2007.  Prior to joining the Company, Mr. Lyon served as President/CEO of Paul Harris Stores, Inc., a women’s apparel retailer, from March 2000 to February 2001.  From October 1995 to February 2000, he held positions as President and General Merchandising Manager of Modern Woman Stores, a Division of the American Retail Group.  Mr. Lyon also spent eight years with TJX Company as Senior Vice President and Executive Vice President of Merchandising and Marketing.  Mr. Lyon started his career in 1973 at Macy’s N.Y., where he spent 10 years in various merchandising positions.  He has extensive experience in corporate governance, operational management, and strategic planning developed from over 39 years in the retail industry.  His experience and leadership skills provide the Board with valuable in-depth knowledge of the retail industry, which were significant factors in assisting the Board to reach its decision to appoint Mr. Lyon as Chairman.

Mr. Samuel M. Sato is currently the Finish Line brand President, serving in such capacity since August 2011, and the Company’s Chief Merchandising Officer, serving in such capacity since October 2010.  Mr. Sato is also currently a non-director member of the Strategy Committee of the Board.  Prior to his current positions, he served as Executive Vice President, Chief Merchandising Officer upon joining the Company in March 2007.  Mr. Sato began his career at Nordstrom Inc. in 1985.  He was Regional Merchandise Manager, Menswear and Footwear, in the Northeast and Mid-Atlantic regions of Nordstrom, then served as Divisional Merchandise Manager, Shoes.  Mr. Sato was promoted to Vice President and Corporate Merchandise Manager for the Men’s Shoes Division of Nordstrom in 1999.  Mr. Sato has been involved in the retail industry for over 25 years.

Mr. Steven J. Schneider is currently the President of the Company, serving in such capacity since December 2008, and the Company’s Chief Operating Officer, serving in such capacity since October 2003.  He served as Executive Vice President, Chief Operating Officer, Chief Financial Officer, and Assistant Secretary, from April 2001 to October 2003.  Mr. Schneider also served as Executive Vice President, Finance, Chief Financial Officer, and Assistant Secretary of the Company from April 2000 to April 2001, as Senior Vice President, Finance, Chief Financial Officer, and Assistant Secretary from March 1997 to April 2000, and as Vice President, Finance and Chief Financial Officer from April 1989 to March 1997.  From August 1984 to March 1989, Mr. Schneider was employed as Assistant Controller for Paul Harris Stores, Inc.  Mr. Schneider was also employed by a national accounting firm for two years and has been engaged in various financial positions in the retail industry for over 30 years.

Mr. Edward W. Wilhelm is currently Executive Vice President, Chief Financial Officer of the Company, serving in such capacity since joining the Company in March 2009.  Previously, Mr. Wilhelm served as Executive Vice President and Chief Financial Officer of Borders Group, Inc. from 2000 to 2009.  From 1997 to 2000, Mr. Wilhelm was Vice President of Planning, Reporting, and Treasury for Borders Group, Inc. and served as Vice President of Finance from 1994 through 1997.  Mr. Wilhelm is a Certified Public Accountant.

Mr. Mark S. Landau is currently Executive Vice President, Chief Business Development Officer of the Company, serving in such capacity since joining the Company in January 2012.  Mr. Landau is also currently a non-director member of the Strategy Committee of the Board and previously served as a director of the Company from January 2010 to December 2011.  Prior to joining the Company, Mr. Landau served as managing director at Deutsche Bank, leading the Commercial Real Estate Banking Americas division.  Prior to joining Deutsche Bank, Mr. Landau was with Goldenbridge Advisors for two years as a managing director and a member of the company’s investment committee and spent 14 years with Merrill Lynch, serving in a variety of management positions, including Managing Director, Senior Relationship Manager for Investment Banking Financial Sponsors, and Hedge Fund coverage.  Mr. Landau also helped to create Merrill Lynch’s European Real Estate Investment Banking group.  Mr. Landau has over 30 years of experience in the financial services and real estate industries.

Mr. George S. Sanders is currently Executive Vice President, Real Estate and Store Development of the Company, serving in such capacity since April 2000.  Mr. Sanders also served as Senior Vice President, Real Estate and Store Development of the Company from March 1997 to April 2000, and as Vice President, Real Estate and Store Construction from April 1994 to March 1997.  From February 1993 to April 1994, Mr. Sanders served as Director of Real Estate of the Company.  Prior to joining the Company, Mr. Sanders was employed by Melvin Simon and Associates, as a real estate developer and manager, from 1983 to 1993.  At the time Mr. Sanders left Melvin Simon and Associates, he held the position of Senior Leasing Representative.

Mr. Michael L. Marchetti is currently Executive Vice President, Store Operations of the Company, serving in such capacity since April 2000.  Mr. Marchetti also served as Senior Vice President, Store Operations of the Company from March 1997 to April 2000, and as Vice President, Store Operations from September 1995 to March 1997.  From May 1990 to September 1995, Mr. Marchetti was employed as Regional Vice President of Champs Sports, a division of Foot Locker, Inc.  Mr. Marchetti has been involved in the retail industry for over 30 years.

Mr. Christopher Ladd is currently Executive Vice President, Chief Digital Officer of the Company, serving in such capacity since joining the Company in November 2011.  Previously, Mr. Ladd served as Senior Vice President, Global Ecommerce of Lululemon from February to November 2011, Senior Vice President, Global Marketing of Crocs from July 2008 to December 2010, and Vice President, Client Services, Strategy and Marketing of

TextureMedia from 2006 to 2008. Mr. Ladd has also served in key interactive marketing roles for Titleist, Foot-Joy Worldwide, and Reebok.  He has significant experience and expertise in e-commerce and Internet marketing and has led the strategic development of assets in direct, digital, and multi-channels.

Ms. Dolores A. Kunda has served as a director of the Company since October 2008.  Ms. Kunda is the founder of Lápiz, one of the largest Hispanic advertising agencies in the United States, and has served as that company’s President and CEO since its inception in 1999.  Lápiz is a division of Leo Burnett USA and all entities are part of French communications holding company, Publicis Groupe.  In 2007, Ms. Kunda assumed the position as President of Leo Burnett Puerto Rico concurrent with her position at Lápiz.  Ms. Kunda served as Director for Lenox Group Inc. from October 2006 to April 2009, and was a member of the Audit Committee.  Ms. Kunda has been involved in the marketing and advertising field for over 27 years, focusing on the general market, Mexico, the U.S. Hispanic market, and Puerto Rico.  She has particular expertise with respect to the U.S. Hispanic community, which is valuable to the Board in community outreach, branding, and diversity initiatives.

Mr. Torrence Boone has served as a director of the Company since August 2011.  As Managing Director of Agency Business Development for Google since 2010, Mr. Boone is responsible for driving Google’s strategy and relationships with marketing and advertising agencies across the Americas.  Prior to joining Google, Mr. Boone was global CEO of Enfatico, a full-service, integrated agency, from 2008 to 2010, and from 2001 to 2008 he was a senior executive of Digitas, including serving as President of the digital marketing agency’s flagship Boston region.  He also previously served as Vice President and General Manager of digital marketing agency, Avenue A (now Razorfish), and was a Senior Manager at Bain & Company.  Mr. Boone brings a depth of knowledge and experience in digital marketing as well as strong business acumen to the Board.

 Mr. Bill Kirkendall has served as a director of the Company since July 2001. Mr. Kirkendall has been a Partner in D.A. Weibring/Golf Resources Group, a worldwide golf course design, management, and consulting firm, since 2006.  He was previously the Chief Executive Officer of Pure Motion, Inc., a company that develops and markets technology-based training aids for recreational sports, from 2007 to 2010.  From October 1999 to November 2002, Mr. Kirkendall was President and Chief Executive Officer of Orlimar Golf Company, a manufacturer and distributor of golf equipment.  Mr. Kirkendall was President and CEO of Tretorn of N.A., Inc., a distributor and licensee of athletic footwear, from 1998 to 1999.  Mr. Kirkendall was a driving force with Etonic Inc. (Etonic, Tretorn, Puma USA), a distributor, manufacturer, and licensee of athletic footwear and apparel, from 1982 to 1998, holding the following positions: Sales Representative from 1982 to 1985, National Sales Manager from 1985 to 1986, Vice President from 1986 to 1988, Senior Vice President from 1988 to 1989, Executive Vice President from 1989 to 1991, and President from 1991 to 1998.  From 1976 to 1982, Mr. Kirkendall was Vice President of Golden Brothers Inc., a long haul trucking company.  Mr. Kirkendall’s experience and in-depth knowledge of the athletic retail and sporting goods industries enables him to provide valuable guidance to the Board with respect to management and operational issues and assessment of business and industry trends.

Mr. William P. Carmichael has served as a director of the Company since July 2003.  Mr. Carmichael currently serves as a trustee of the Columbia Funds Series Trust, Columbia Funds Series Trust II, Columbia Funds Master Investment Trust, and Columbia Funds Variable Insurance Trust I, and previously served as Chairman of all of these Funds.  Mr. Carmichael also previously served as Chairman of the Banc of America Funds Trust.  From 1998 to 2001, Mr. Carmichael was Senior Managing Director of The Succession Fund, which he co-founded in 1998.  Prior to The Succession Fund, Mr. Carmichael served for 26 years in various financial positions with global consumer product companies, including Senior Vice President of Sara Lee Corporation from 1991 to 1993, Senior Vice President of Beatrice Foods from 1984 to 1990, Chief Financial Officer of Beatrice Foods from 1987 to 1990, and Vice President of Esmark, Inc. from 1973 to 1984.  Mr. Carmichael has served as a director of Cobra Electronics Corporation since 1994 and as a director of McMoRan Exploration Co. since 2010.  During the past five years, Mr. Carmichael also served as a director of Spectrum Brands (formerly Rayovac Corporation, from August 2002 to August 2009) and Simmons Company (from May 2004 to January 2010).  Mr. Carmichael has extensive experience in corporate finance, accounting, and financial management, and this experience enables Mr. Carmichael to provide valuable guidance to the Board with respect to analyzing its operating results, financial condition, and strategic plans.

Mr. Richard P. Crystal has served as a director of the Company since October 2009.  Mr. Crystal retired as Chairman and Chief Executive Officer of New York & Company, a women’s clothing retailer, in 2011.  He joined New York & Company in 1996 as President and Chief Executive Officer of what was then Lerner New York.  In 2002, Lerner New York became a privately held organization and became known as New York & Company.

During his tenure, Mr. Crystal continued to lead the organization as its President and Chief Executive Officer, and in 2004, New York & Company became a public company, with Mr. Crystal serving as Chairman and Chief Executive Officer.  As a director of New York & Company, Mr. Crystal served on the Nomination and Governance Committee from 2004 through 2009.  Earlier in his career, Mr. Crystal was with R.H. Macy/Federated for 20 years, where he served in a variety of senior management positions, culminating in his appointment as Chairman and Chief Executive Officer, Product Development and Macy Specialty Stores which included the Aéropostale and Charter Club chains.  He began his career with Stern’s Department Store in 1966, based in New York City.  Mr. Crystal is an experienced leader with over 31 years of experience in the retail industry, which enhances his ability to provide guidance to the Board on the assessment of business and retail industry trends and strategic planning.

Mr. Stephen Goldsmith has served as a director of the Company since July 1999.  Mr. Goldsmith is currently the Daniel Paul Professor of Government and Director of the Innovations in American Government Program at Harvard University’s Kennedy School of Government.  He also serves as a Senior Strategic Advisor and Independent Consultant to the international law firm of McKenna Long and Aldridge LLP.  Previously, Mr. Goldsmith served as the Deputy Mayor of Operations for New York City, serving under Mayor Michael Bloomberg, from June 2010 to July 2011.  From 2001 to 2005, he served as Senior Vice President of ACS State and Local Solutions.  Mr. Goldsmith served as Mayor of the City of Indianapolis from January 1992 to December 1999.  During the past five years, Mr. Goldsmith also served as a director of U.S. Infrastructure Corporation. Mr. Goldsmith has particular expertise in public affairs and government relations, and has extensive experience in corporate governance, operational leadership, and advising on matters relating to structured finance.  This background and experience enables Mr. Goldsmith to provide valuable guidance to the Board, especially with respect to strategic planning and assessment of trends in public policy issues relevant to the Company’s business.

Ms. Catherine A. Langham has served as a director of the Company since April 2006.  Ms. Langham is the co-founder, President, and Chief Executive Officer of Langham Logistics, Inc., a global freight management company specializing in expedited transportation, warehousing, and distribution.  Ms. Langham has served as a director of Celadon Trucking Services, an international truckload carrier, since July 2007 and is a member of Celadon Trucking Services’ audit committee.  Additionally, Ms. Langham has served as a director of H.H. Gregg, a specialty retailer of consumer electronics, home appliances, mattresses, and related services, since February 2010.  Ms. Langham is an experienced leader with over 22 years of experience in the logistics industry, which enables Ms. Langham to provide valuable guidance to the Company with respect to sales, marketing, and distribution matters.

Mr. Norman H. Gurwitz has served as a director of the Company since July 2009.  From 1986 through 2009, Mr. Gurwitz served as an advisor to and Vice President, Corporate Counsel, and Director of Human Resources of Emmis Communications, an owner and operator of radio stations and magazines throughout the United States and Europe.  Prior to joining Emmis, Mr. Gurwitz was with the Internal Revenue Service in Washington, D.C. for four years and was in private legal practice focusing on corporate matters in Indianapolis for 10 years.  He currently serves on the Board of Visitors of the Indiana University School of Law in Indianapolis.  Mr. Gurwitz has particular expertise in strategic planning, operational management, and corporate finance matters, which enables him to provide valuable guidance to the Board with respect to analyzing the Company’s operating results, financial condition, and strategic plans.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors and shareholders who beneficially own more than 10% of the Company’s Class A Common Shares to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.  Officers, directors, and greater than 10% shareholders are required by the SEC to furnish the Company with copies of all Forms 3, 4 and 5 that they file.

Based solely on the Company’s review of the copies of the forms it has received and representations from certain reporting persons that they were not required to file a Form 5 for certain fiscal years, the Company believes that all of its officers, directors, and greater than 10% shareholders have complied with all of the filing requirements applicable to them with respect to transactions during Fiscal 2012.

Code of Ethics

The Company’s Code of Ethics, which is applicable to all Company officers, directors, and employees, is available on the Company’s website at www.finishline.com, under Investor Relations/Corporate Governance/Governance Documents.  The Company intends to disclose waivers under this Code of Ethics, or amendments thereto, on the Company’s website at www.finishline.com or, as required, in a report on Form 8-K.

Succession Planning

The Company’s executive management positions are a central element in the organization’s success.  Ensuring that the functions of the executive team are well understood by the Board is important for safeguarding the Company against unplanned and unexpected change.  This kind of risk management is equally helpful in facilitating a smooth leadership transition when it is predictable and planned.  The Company adopted an Emergency Succession Plan, which was formulated by the Governance & Nominating Committee of the Board and Company management, on January 18, 2012.  The Emergency Succession Plan reflects the Company’s commitment to sustaining a healthy, functioning organization.  The purpose of the Emergency Succession Plan is to ensure that leadership has adequate information and a strategy to effectively manage the Company in the event that a senior executive officer is unable to fulfill his duties.  In the event of the unexpected death, incapacity, or resignation of a senior executive officer, the Emergency Succession Plan provides for the executive’s successor in such circumstances.  Board Advisor, an independent consulting firm, initially assisted the Board in formulating a succession plan.  The Governance & Nominating Committee periodically reviews emergency and non-emergency management succession policies and procedures and provides updates to the full Board.  In this regard, the committee develops profiles of the appropriate responsibilities, attributes, and requirements for the Company’s senior executive officer positions which reflect the Company’s business functions, vision, and strategy.

BOARD OF DIRECTORS, COMMITTEES, AND MEETINGS

Independence of Directors

The Board has determined that the majority of its members are “independent directors” under the criteria for independence set forth in the listing standards of the NASDAQ Stock Market (“NASDAQ”).  The independent directors of the Board include Stephen Goldsmith, William Carmichael, Bill Kirkendall, Catherine Langham, Dolores Kunda, Norman Gurwitz, Richard Crystal, and Torrence Boone.  Mark Landau also was an independent director during the portion of Fiscal 2012 in which he served on the Board.  In addition, the members of all committees of the Board, other than the Strategy Committee, are independent directors, and all members of the Audit Committee satisfy the independence requirements set forth in SEC rules and the NASDAQ listing standards.

Meetings and Committees of the Board of Directors

The Board held 6 meetings in Fiscal 2012, and all directors attended at least 75% of the meetings of the Board and the committees of the Board of which they were members.  Members of the Board are expected to attend the Company’s Annual Meeting of Shareholders.  All of the then active Board members attended the 2011 Annual Meeting of Shareholders.

The Company has a standing Audit Committee, Compensation Committee, Governance & Nominating Committee, and Strategy Committee.  The Audit Committee is comprised of Messrs. Carmichael (Chair), Kirkendall, and Gurwitz.  The Compensation Committee is comprised of Mr. Kirkendall (Chair), Ms. Kunda, Mr. Gurwitz, and Mr. Crystal.  The Governance & Nominating Committee is comprised of Ms. Langham (Chair), Mr. Goldsmith, Ms. Kunda, and Mr. Crystal.  The Strategy Committee is comprised of Messrs. Crystal (Chair), Goldsmith, Kirkendall, Boone, and Lyon, Mr. Sato, the Company’s Finish Line brand President and Chief Merchandising Officer and a non-director member of the committee, and Mr. Landau, the Company’s Executive Vice President, Chief Business Development Officer and a non-director member of the committee.

Audit Committee

The Audit Committee is appointed by the Board and is comprised solely of independent directors (as defined in SEC rules and the NASDAQ listing standards).  The Audit Committee appoints the Company’s independent registered public accounting firm each year and approves the associated compensation and terms of the engagement.  It also approves services that may be proposed by the independent registered public accounting firm, as well as any services provided by other professional financial services providers.  The Audit Committee monitors and oversees the quality and integrity of the Company’s accounting process, systems of internal controls, and related enterprise risk management (ERM).  Each member of the Audit Committee meets the NASDAQ financial knowledge requirements, and the Board has determined that Mr. Carmichael, the Chair of the Audit Committee, meets NASDAQ’s professional experience requirements and qualifies as an “audit committee financial expert” as defined by SEC rules.  The Audit Committee is charged with reviewing and monitoring all contemplated related party transactions.  At each quarterly meeting, the Audit Committee reviews the enterprise risks relevant to the committee and its duties, and assesses the risk of each decision made by the committee.  The duties of the Audit Committee are set forth in its Charter, which is available on the Company’s website at www.finishline.com, specifically at Investor Relations/Corporate Governance/Governance Documents.  The Audit Committee met 9 times during Fiscal 2012.

Compensation Committee

The Compensation Committee is appointed by the Board and is comprised solely of independent directors (as defined in the NASDAQ listing standards) and outside directors (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)).  The Compensation Committee is responsible for discharging the responsibilities of the Board with respect to the compensation structure of the Company’s executive officers, including reviewing and approving the compensation structure of the Chief Executive Officer, and the Board members.  In consultation with the Chief Executive Officer and other Company management, the Compensation Committee also reviews and approves the compensation structure for the other executive officers of the Company.  When the Compensation Committee discusses and approves compensation for the Company’s Chief Executive Officer, it is a policy of the Committee for the Chief Executive Officer to recuse himself from such discussions and for no member of Company management to be present.  Decisions concerning the compensation structure of the Chief Executive Officer are recommended to all outside directors of the Board for approval and/or ratification.  The Compensation Committee is responsible for administering the Company’s compensation plans, including the 2009 Incentive Plan.  At each quarterly meeting, the Compensation Committee reviews the enterprise risks relevant to the committee and its duties, and assesses the risk of its each decision made by the committee.  The duties of the Compensation Committee are set forth in its Charter, which is available on the Company’s website at www.finishline.com, specifically at Investor Relations/Corporate Governance/Governance Documents.  The Compensation Committee met 6 times during Fiscal 2012.

Governance & Nominating Committee

The Governance & Nominating Committee is appointed by the Board and is comprised solely of independent directors (as defined in the NASDAQ listing standards).  The Governance & Nominating Committee assists the Board in the oversight of corporate governance matters, including developing and recommending criteria and policies relating to the service and tenure of directors.  It also is responsible for identifying and reviewing potential candidates for the Board and making recommendations to the Board for the nomination and election of directors.  The Governance & Nominating Committee reviews succession planning recommendations for the Company’s senior executive officers, including the Chief Executive Officer.  The Governance & Nominating Committee is tasked with assessing the Board’s performance and the Chief Executive Officer’s performance on an annual basis.  In addition, the Governance & Nominating Committee regularly reviews the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and other legal and regulatory updates, and is responsible for reviewing and assessing the adequacy of the Company’s corporate governance principles annually.  The Governance & Nominating Committee also encourages and approves on-going director education and development.  At each quarterly meeting, the Governance & Nominating Committee reviews the enterprise risks relevant to the committee and its duties, and assesses the risk of each decision made by the committee. The duties of the Governance & Nominating Committee are set forth in its Charter, which is available on the Company’s website at www.finishline.com, specifically at Investor Relations/Corporate Governance/Governance Documents.  The Governance & Nominating Committee met 4 times during Fiscal 2012.

In determining whether to nominate a candidate for election to the Board, the Governance & Nominating Committee considers various criteria, such as the recommendations of fellow directors, a candidate’s relevant business skills and experience, commitment to enhancing shareholder value, and diversity, bearing in mind the composition and requirements of the Board at that point in time.  While the Governance & Nominating Committee does not have a formal policy regarding board diversity, the Committee assesses the effectiveness of its efforts to have a diverse Board by periodically reviewing the current Board members for geographic, occupational, gender, race, and age diversity.  Candidates are identified through a variety of sources, including current and past members of the Board, officers of the Company, individuals personally known by members of the Board, and research.  The Governance & Nominating Committee will consider shareholder recommendations of candidates when the recommendations are properly submitted.  To be considered, any such shareholder recommendation must be submitted as set forth under the section of this Proxy Statement entitled “Proposals of Shareholders,” and must comply with the notice, information, and consent provisions set forth in the Company’s Bylaws.  Shareholder nominees will be evaluated under the criteria set forth above.  To recommend a prospective nominee for the Board’s consideration, a shareholder may submit a candidate’s name and qualifications to The Finish Line, Inc., Board of Directors, at Finish Line Customer Central (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235), in care of the Corporate Secretary.

Strategy Committee

The Strategy Committee is appointed by the Board and is comprised of independent directors (as defined in the NASDAQ listing standards), the Chairman of the Board and Chief Executive Officer of the Company, and other members of Company management involved directly in strategy development and implementation.  The Strategy Committee reviews strategic plans and initiatives of the Company and provides advice and insight to Company management relating to the development and implementation of strategic plans.  It also serves as a sounding board for Company management on strategic issues, identifies and evaluates potential business or competitive concerns that the Company may face, and reviews resources available to Company management and resource allocation in connection with the Company’s strategy and strategic initiatives.  At each quarterly meeting, the Strategy Committee reviews the enterprise risks relevant to the committee and its duties, and assesses the risk of each decision made by the committee.  The duties of the Strategy Committee are set forth in its Charter, which is available on the Company’s website at www.finishline.com, specifically at Investor Relations/Corporate Governance/Governance Documents.  The Strategy Committee met 4 times during Fiscal 2012.

Leadership Structure of the Board of Directors

The Company’s Bylaws currently provide that the Chairman of the Board may simultaneously serve as the Chief Executive Officer of the Company and shall preside at all Board and shareholder meetings.  The Board evaluates, from time to time as appropriate, whether the same individual should serve as Chairman of the Board and Chief Executive Officer or whether these positions should be held by different individuals, based on what the Board considers to be in the best interests of the Company and its shareholders.  In this regard, the Board has chosen to permit the same individual to serve as both Chief Executive Officer and Chairman of the Board because the Board believes this combined role can promote unified leadership and direction for the Board and Company management, and also allows for a single, clear focus for the chain of command to execute the Company’s business plans.  Currently, Mr. Glenn Lyon serves as both Chairman of the Board and Chief Executive Officer of the Company, which the Board believes has positively served the Company’s interests because of the efficiencies of having the roles combined.  By combining the performance of these responsibilities, Mr. Lyon is able to optimize his first-hand knowledge of the operations of the Company, which facilitates his leadership of the Board regarding the Company’s business by allowing the Board to have the benefit of his insight and perspective on the affairs of the Company during its deliberations.  The Board believes this is an appropriate board leadership structure for the reasons set forth above and in light of the fact that the Board has an independent Lead Director as discussed below.  To ensure the preservation of good governance, the Board has and will continue to maintain the position of Lead Director so that there will be a strong, independent leader in place to facilitate the consideration of matters and actions taken by the non-employee, independent directors.  Mr. Lyon is not considered an “independent director” under the NASDAQ listing standards.

Since July 2011, Mr. William Carmichael has served as Lead Director of the Board.  The Board’s independent directors appoint a Lead Director each year to serve in such capacity for a one-year term. The Lead Director is tasked with helping develop agendas for each of the Board’s meetings and presiding as the Chair of executive sessions which are generally held in conjunction with each of the Board’s regularly scheduled meetings.  The Lead Director is also tasked with identifying and developing, in conjunction with the Chairman of the Board and the Governance & Nominating Committee, the Board’s compositional needs and criteria for director candidates, and coordinating responses to questions and/or concerns from shareholders or other interested parties that may be communicated to the Company’s non-management directors.  The Lead Director serves at the discretion of the independent directors of the Board and may be removed from the position, with or without cause, by a majority vote of the Board’s independent directors or by the appointment of a new Lead Director at any time.

The Company and the Board believe this leadership structure described above is appropriate because it is advantageous to and in the best interests of the Company and the Company’s shareholders.  In addition, this leadership structure promotes unified direction for the Board and Company management, while at the same time providing a mechanism for strong, independent governance in circumstances where it is advisable or necessary to have the non-management, independent directors consider matters and take action.

Board of Director’s Role in Risk Oversight

The Board has ultimate oversight responsibilities regarding the risks that could affect the Company.  This oversight is conducted primarily through the Audit Committee, which has established procedures for reviewing the Company’s risks and throughout the year receives and reviews reports from Company management regarding enterprise risk issues affecting the Company, and also through the Compensation Committee, Governance & Nominating Committee, and Strategy Committee.  The established procedures include periodic risk reviews by management with the Audit Committee and an annual risk report submitted to the Board.  In response to those reports, the Audit Committee may direct management to consider additional issues or provide additional information to the Committee.  The Audit Committee chair also reports regularly to the Board regarding the Committee’s meetings, considerations, and actions, and the risk matters presented to the Committee.  The types of enterprise risks the Audit Committee considers and monitors include financial, regulatory, and compliance risks that could impact the Company’s business.  For example, during Fiscal 2012, the Audit Committee considered and monitored issues relating to financial reporting, Dodd-Frank Act compliance, and information technology (“IT”).  In addition, the Compensation Committee considers and reports on risks in connection with the Company’s compensation programs, policies, and practices.  See “Executive Compensation – Compensation Discussion and Analysis – Tax, Accounting and Risk Assessment” below for a description of the Compensation Committee’s role in risk oversight, which is incorporated herein by reference.  Furthermore, at the end of every Board and committee meeting, the Board members review the discussions from the meeting and assess the risk of each decision made.

While the Board has general risk oversight responsibility, the Company’s management is responsible for the day-to-day monitoring and assessment of risks that could affect the Company’s business.  Both the Company’s enterprise risk management (“ERM”) committee and internal audit department handle monitoring and testing duties for Company-wide policies and procedures and are responsible for identifying and coordinating risk management with key Company executives.  The internal audit department regularly provides reports to the Company’s Chief Financial Officer, as well as the Audit Committee, on risk management matters.  The ERM committee provides periodic reports to Company management and the Audit Committee.

The Company is continuously working to install new, and upgrade its existing, IT and systems to ensure that the Company is protected, to the greatest extent possible, against cyber risks and security breaches.  Both Company management and the Board, particularly the Audit Committee, have oversight responsibility for this area and regularly evaluate the systems, policies, and procedures the Company has in place, risk levels, potential additions, modifications, and improvements, and future plans and initiatives.

The Company believes the risk oversight process described above is appropriate in light of the Company’s business, size, and management structure.  The Company’s risk oversight process permits management to run the Company and monitor and assess risk on a day-to-day basis, while at the same time providing for a robust oversight function at the Board level.  In addition, the process allows the Company’s risk management to evolve as the Company’s business evolves.

Corporate Political Spending

It is not, and has not been, the practice of the Company to make corporate political contributions.  Pursuant to the Company’s Code of Ethics, individual officers, directors, and employees are free to exercise their right to make political contributions within legal limits.  However, the Company will not reimburse individuals for political contributions.  Generally, no individual contribution may be made by a Company officer, director, or employee with the expectation of favorable government treatment in return.

Communications with the Board of Directors

Shareholders may communicate with the Board of Directors, its committees, the independent directors as a group, or one or more members of the Board or its committees, by sending a letter to The Finish Line, Inc., Board of Directors (or the applicable member of the Board), at Finish Line Customer Central (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235), in care of the Corporate Secretary.  If, after review of the communication, the Corporate Secretary deems appropriate, the Corporate Secretary will forward such correspondence to the Chairman of the Board or to the applicable Board member.  The process by which the Corporate Secretary reviews and forwards correspondence deemed appropriate has been approved by a majority of the Board’s independent directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following is an overview and analysis of the Company’s executive compensation structure for the Company’s six named executive officers for Fiscal 2012 (each individually, an “NEO”, and collectively, the “NEOs”): Mr. Glenn S. Lyon, Chief Executive Officer, Mr. Samuel M. Sato, Finish Line brand President and Chief Merchandising Officer, Mr. Steven J. Schneider, President and Chief Operating Officer, Mr. Edward W. Wilhelm, Executive Vice President, Chief Financial Officer, Mr. George S. Sanders, Executive Vice President, Real Estate and Store Development, and Mr. Gary D. Cohen, former Chief Administrative Officer and Secretary.

Executive Compensation Objectives

The overall objective of the Compensation Committee (the “Committee”) remains the establishment of a competitive and balanced, performance-based compensation structure.  The Company’s executive officer compensation is aligned with the philosophy of the Company and the Committee, and that philosophy is performance driven and heavily incorporates pay for performance.  Performance-based compensation is an important and significant portion of the Company’s compensation structure.

For Fiscal 2012, the Committee again strived to achieve this compensation structure through:

•	Retention and motivation of key officers responsible for large business components that significantly affect overall Company performance.

•	Recognition of individual accountability and performance for meeting and/or exceeding established financial performance objectives.

•	Reinforcement of successful performance consistent with Company values and performance goals.

•	Facilitating teamwork within the Company’s management structure to achieve sustainable financial performance.

•	Discouragement of risky, short-term behavior and inappropriate risk-taking that would be reasonably likely to have a material adverse effect on the Company.

The Committee also maintains its commitment for executive compensation to be fundamentally fair to the Company’s shareholders.  Compensation benchmarking, which is discussed further below, plays an important role in setting the compensation for the Company’s NEOs.  The Committee has focused on competitively aligning NEO compensation with the Company’s peer group.

Executive Compensation Overview for Fiscal 2012

Before setting the compensation structure, the Committee strives to accurately evaluate the cyclical retail market within which the Company operates.  To assist the Committee in this evaluation for Fiscal 2012, the Committee retained the outside management consulting services of Hay Group, Inc. (“Hay Group”).  The services for Fiscal 2012 provided by Hay Group focused on executive compensation, and the fees paid for those services were approved solely by the Committee.  During Fiscal 2012, Hay Group did not provide any additional services to the Company or the Company’s affiliates other than the executive compensation consulting services described herein.

When setting executive officer compensation for Fiscal 2012, the Committee considered recommendations and proposals from Hay Group and Company management.  The executive officers for whom compensation recommendations and proposals were discussed were not present during those discussions with the Committee.  When setting the Fiscal 2012 compensation for the Company’s Chief Executive Officer, no member of Company management was present.  The Committee retains the discretion to accept, adjust, or reject any recommendations and proposals concerning executive officer compensation.

For Fiscal 2012, the Committee, after consultation with Hay Group, determined that the annual compensation structure for the Company’s executive officers should consist of a competitive base salary and appropriate performance-based and at-risk elements, including annual cash incentive compensation, long-term cash incentive compensation, and stock-based equity awards.  We believe the at-risk elements align executive performance with short-term and long-term value creation for our shareholders and take into account:

•	The value of Company equity;

•	Company-wide performance goals; and

•	Executive team performance goals.

It remains the Committee’s practice to establish the overall compensation program for a given fiscal year within the first 90 days of the applicable fiscal year.  The Committee met multiple times in late Fiscal 2011 and early Fiscal 2012 for this purpose.  At these meetings, the Committee evaluated performance for Fiscal 2011 and the Company’s projections and budget for Fiscal 2012.  The Committee also reviewed peer group, market alignment, and other relevant data from Hay Group.  Based on those evaluations, the Committee then considered and approved the compensation structure of each NEO for Fiscal 2012.

Compensation Benchmarking

As part of its analysis in setting executive officer compensation for Fiscal 2012, the Committee considered the compensation of executive officers in comparable positions at competitive companies.  In determining executive officers in comparable positions, the Company utilized the “job sizing” report provided by Hay Group (the “Hay Group Report”).  The Hay Group Report allows Hay Group to account for job duties, in lieu of only job titles, when comparing executive compensation at peer companies.

In setting the benchmark peer group of companies for Fiscal 2012, the Committee, in consultation with Hay Group, considered criteria that included market capitalization, revenue, recent EBIT (earnings before interest and tax) growth, industry (specialty/retail), competitive market data, and merchandise type.  The Fiscal 2012 peer group consisted of the following 13 companies:

•	Aéropostale, Inc.

•	ANN INC.

•	The Buckle, Inc.

•	Chicos FAS, Inc.

•	The Children’s Place Retail Stores, Inc.

•	DSW Inc.

•	Foot Locker, Inc.

•	Genesco Inc.

•	The Men’s Wearhouse, Inc.

•	New York & Company, Inc.

•	Stein Mart, Inc.

•	The Talbots, Inc.

•	Urban Outfitters, Inc.

The Committee’s goal was to set overall executive officer compensation opportunities at or near the median of the peer group.  According to Hay Group, as of the end of Fiscal 2008, the basic components of compensation of the NEOs were generally well below the peer group median.  For Fiscal 2012, the Committee continued its multi-year plan to adjust compensation opportunities for its executive officers to generally provide overall compensation opportunities that more closely align with the 50th percentile (according to the Hay Group Report).  The Committee was successful in accomplishing its multi-year plan, as the Fiscal 2012 compensation of the NEOs set by the

Committee aligned closely with the median of the peer group.  Even with that goal, the compensation structure for each NEO may, and often will, vary from this benchmark peer group data because of varied performance factors and/or performance metrics the Committee incorporates into each individual NEO’s annual compensation structure.

Base Compensation

A fundamental component of overall NEO compensation is base salary.  Annual performance bonus amounts remain based on a percentage of an NEO’s annual base salary.  In setting base salary for Fiscal 2012, the Committee “job sized” the NEO by, for example, considering the executive officer’s position within the Company, the responsibilities of the position, and the respective NEO’s level of accountability, and compared that to the Hay Group Report and analysis provided by Hay Group.  The base salary amounts for the Company’s NEOs are reflected in the Summary Compensation Table on page 31.

Performance Based and At-Risk Incentive Compensation

The Company’s Fiscal 2012 incentive and bonus program consisted of three primary components:

•	Executive Officer Bonus Program (an annual cash bonus for the achievement of annual performance goals);

•	Long-Term Incentive Bonus Program (a long-term cash bonus for the achievement of long-term performance goals); and

•	Stock-based awards (a long-term equity program utilizing restricted stock and stock options for the achievement of long-term employment and performance goals).

For Fiscal 2012, which commenced on February 27, 2011, the Committee utilized the 2009 Incentive Plan as the vehicle to grant annual equity incentive awards and long-term equity incentive awards to executive officers.

Executive Officer Bonus Program

One performance-based and at-risk element of the Company’s annual compensation program is the Executive Officer Bonus Program, which is an annual cash-based bonus program.  For Fiscal 2012, the Committee designated ten of the Company’s executive officers with a title of “Executive Vice President” or higher, including each of the NEOs, to participate in the Fiscal 2012 Executive Officer Bonus Program (“EOBP12”).  The participation of three of those executive officers, who were not employed by the Company for the entire Fiscal 2012, was prorated based on their employment terms.  The Committee concluded that these executive officers with their respective responsibilities were in the most appropriate positions to drive and influence overall Company financial performance for Fiscal 2012.  A specified target bonus amount for each executive officer, expressed as a percentage of such executive officer’s base salary, was established.  These target bonus percentages were specifically structured around each executive officer’s level of accountability, expected influence on Company operations for Fiscal 2012, and the competitive challenges of such executive officer’s position within the Company and the retail industry at large.  The EOBP12 was established and administered under the Company’s shareholder approved 2009 Incentive Plan.  The EOBP12 consisted of the following three primary categories, each of which was made up of various performance components:

•  Company Performance Category
•  Executive Team Performance Category
•  Super Bonus Category

All of these categories were based on financial performance and other performance measurements and were comprised of objective, pre-established, and measurable components as discussed below.  The various components of each of the three categories, as well as the target bonus percentage amounts for each NEO, are described below.

Company Performance Category.  The first EOBP12 category, Company Performance, was comprised of eight qualified Company financial performance goals based on the performance measures permitted by the Company’s 2009 Incentive Plan (and unlike in past years, there was no individual executive performance goal category for the executive officers), all designed to motivate and reward individual executive officer performance.

Executive Team Performance Category.  The second EOBP12 category, Executive Team Performance, was comprised of five performance goals that were structured to encourage the collective performance of executive management as a team.  A full bonus payout under this category was achieved if at least three of the five performance goals were attained.

Super Bonus Category.  The third EOBP12 category, Super Bonus, was comprised of a super bonus designed to reward superior financial performance above the target for adjusted operating income.

EOBP12 Bonus Category Allocation per NEO

Glenn S. Lyon

For Mr. Lyon, the Company Performance Category was set to equal up to a maximum of 80% of base salary, the Executive Team Performance Category was set to equal up to a maximum of 20% of base salary, and the Super Bonus Category was set to equal up to a maximum of 150% of base salary, equating to a total maximum bonus potential under the EOBP12 of 250% of Mr. Lyon’s base salary.

Samuel M. Sato

For Mr. Sato, the Company Performance Category was set to equal up to a maximum of 70% of base salary, the Executive Team Performance Category was set to equal up to a maximum of 15% of base salary, and the Super Bonus Category was set to equal up to a maximum of 125% of base salary, equating to a total maximum bonus potential under the EOBP12 of 210% of Mr. Sato’s base salary.

Steven J. Schneider

For Mr. Schneider, the Company Performance Category was set to equal up to a maximum of 70% of base salary, the Executive Team Performance Category was set to equal up to a maximum of 15% of base salary, and the Super Bonus Category was set to equal up to a maximum of 125% of base salary, equating to a total maximum bonus potential under the EOBP12 of 210% of Mr. Schneider’s base salary.

Edward W. Wilhelm

For Mr. Wilhelm, the Company Performance Category was set to equal up to a maximum of 55% of base salary, the Executive Team Performance Category was set to equal up to a maximum of 10% of base salary, and the Super Bonus Category was set to equal up to a maximum of 100% of base salary, equating to a total maximum bonus potential under the EOBP12 of 165% of Mr. Wilhelm’s base salary.

George S. Sanders

For Mr. Sanders, the Company Performance Category was set to equal up to a maximum of 50% of base salary, the Executive Team Performance Category was set to equal up to a maximum of 10% of base salary, and the Super Bonus Category was set to equal up to a maximum of 100% of base salary, equating to a total maximum bonus potential under the EOBP12 of 160% of Mr. Sanders’ base salary.

Gary D. Cohen

For Mr. Cohen, the Company Performance Category was set to equal up to a maximum of 55% of base salary, the Executive Team Performance Category was set to equal up to a maximum of 10% of base salary, and the Super Bonus Category was set to equal up to a maximum of 100% of base salary, equating to a total maximum bonus potential under the EOBP12 of 165% of Mr. Cohen’s base salary.

Company Performance Category

The Company Performance Category of the EOBP12 consisted of the following components:

•	Adjusted Operating Income;

•	E-Commerce Sales;

•	Comparable Store Sales;

•	Gross Margin Performance;

•	Aged Inventory Performance;

•	Inventory Turnover Performance;

•	Occupancy Cost Control Performance; and

•	Selling, General and Administrative (SG&A) Expense Reduction Performance.

Measurement of Company Performance Components

Each executive officer’s maximum percentage of base salary that could be earned based on achieving Company Performance Category components was allocated by the Committee among those components based on numerous factors, including the influence the executive officer has on achieving the goal.  Each of the eight Company performance components was measured within a percentage range with levels of achievement and was based on results of the Finish Line brand only.  For each component, the percentage of base salary allocated to that component was multiplied by the percentage level of achievement for that component, and the resulting percentages were added together to determine the total percentage of base salary earned for all Company Performance Category components.

Adjusted Operating Income Component. In Fiscal 2012, the Adjusted Operating Income goal was based on an operating income performance measure.  The range for Fiscal 2012 as a percentage of sales was less than 9.6% for 0% achievement and 10.4% or above for 100% achievement.

E-Commerce Sales Component. In Fiscal 2012, the E-Commerce Sales goal was based on an increase over the prior year.  The range for Fiscal 2012 was less than a 21.4% increase from the prior year for 0% achievement and a 24.2% increase or above for 100% achievement.

Comparable Store Sales Component. In Fiscal 2012, the Comparable Store Sales goal was based on an increase, or gain, in comparable store sales over the prior year.  The range for Fiscal 2012 was less than 1.8% for 0% achievement and 3.6% or above for 100% achievement.

Gross Margin Performance Component. In Fiscal 2012, the Gross Margin Performance goal was based on a profit margin performance measure.  The goal was to achieve an improvement in pre-shrink gross margin as a percent to sales over the prior year.  The range for Fiscal 2012 was 0% achievement for an increase of less than 1 basis point and 100% achievement for an increase of 28 basis points or more.

Aged Inventory Performance Component.  The Fiscal 2012 Aged Inventory Performance goal was based on achieving minimal aged inventory (at cost) greater than 361 days.  The range for Fiscal 2012 was greater than 0.97% for 0% achievement and 0.70% or below for 100% achievement.

Inventory Turnover Performance Component. For Fiscal 2012, the Inventory Turnover Performance goal was based on a profit margin performance measure.  The range for Fiscal 2012 was more than an 8.4% reduction in inventory turns per year for 0% achievement and a 2.6% reduction in inventory turns per year or less for 100% achievement.

Occupancy Cost Control Performance Component. In Fiscal 2012, the Occupancy Cost Control Performance goal was based on controlling occupancy costs as a percentage of sales.  The range for Fiscal 2012 was less than a reduction of 27 basis points for 0% achievement and a reduction of 45 basis points or greater for 100% achievement.

Selling, General and Administrative (SG&A) Performance Component. The Fiscal 2012 Finish Line SG&A Expense Reduction Performance goal was to achieve expense reduction as a percentage of sales.  The range for Fiscal 2012 was greater than 24.47% for 0% achievement and 24.20% and below for 100% achievement.

Allocation of Company Performance Components

The weighting of the components that comprised the Company Performance Category varied for each NEO based on a number of factors, including the influence the individual NEO had on the category and the focus the Committee desired the NEO to have on the category.  For Fiscal 2012, the percentage allocation of the components that comprised the Company Performance Category for each NEO was allocated as follows:

Glenn S. Lyon, Chief Executive Officer
• Adjusted Operating Income	50% - achieved above target metric
• E-Commerce Sales	5% - achieved above target metric
• Comparable Store Sales	10% - achieved above target metric
• Gross Margin Performance	10% - achieved above target metric
• Aged Inventory Performance	5% - achieved above target metric
• Inventory Turnover Performance	5% - achieved above target metric
• Occupancy Cost Control Performance	5% - achieved above target metric
• SG&A Expense Reduction Performance	10% - achieved above target metric
Total of Components = 100% of Category

Mr. Lyon achieved all of the above specified components of the EOBP12.  Each component was achieved at a metric that exceeded the target metric, equating to 100% achievement of the entire category.  This category was set to equal up to a maximum of 80% of Mr. Lyon’s base salary, which was $950,000.  Therefore, the total bonus amount Mr. Lyon earned under the Company Performance Category of the EOBP12 was $760,000.

Samuel M. Sato, Finish Line brand President and Chief Merchandising Officer
• Adjusted Operating Income	45% - achieved above target metric
• E-Commerce Sales	10% - achieved above target metric
• Comparable Store Sales	10% - achieved above target metric
• Gross Margin Performance	15% - achieved above target metric
• Aged Inventory Performance	5% - achieved above target metric
• Inventory Turnover Performance	5% - achieved above target metric
• Occupancy Cost Control Performance	5% - achieved above target metric
• SG&A Expense Reduction Performance	5% - achieved above target metric
Total of Components = 100% of Category

Mr. Sato achieved all of the above specified components of the EOBP12.  Each component was achieved at a metric that exceeded the target metric, equating to 100% achievement of the entire category.  This category was set to equal up to a maximum of 70% of Mr. Sato’s base salary, which was $533,000.  Therefore, the total bonus amount Mr. Sato earned under the Company Performance Category of the EOBP12 was $373,100.

Steven J. Schneider, President and Chief Operating Officer
• Adjusted Operating Income	45% - achieved above target metric
• E-Commerce Sales	5% - achieved above target metric
• Comparable Store Sales	10% - achieved above target metric
• Gross Margin Performance	10% - achieved above target metric
• Aged Inventory Performance	5% - achieved above target metric
• Inventory Turnover Performance	5% - achieved above target metric
• Occupancy Cost Control Performance	10% - achieved above target metric
• SG&A Expense Reduction Performance	10% - achieved above target metric
Total of Components = 100% of Category

Mr. Schneider achieved all of the above specified components of the EOBP12.  Each component was achieved at a metric that exceeded the target metric, equating to 100% achievement of the entire category.  This category was set to equal up to a maximum of 70% of Mr. Schneider’s base salary, which was $609,000.  Therefore, the total bonus amount Mr. Schneider earned under the Company Performance Category of the EOBP12 was $426,300.

Edward W. Wilhelm, Executive Vice President, Chief Financial Officer
• Adjusted Operating Income	45% - achieved above target metric
• E-Commerce Sales	5% - achieved above target metric
• Comparable Store Sales	10% - achieved above target metric
• Gross Margin Performance	10% - achieved above target metric
• Aged Inventory Performance	5% - achieved above target metric
• Inventory Turnover Performance	5% - achieved above target metric
• Occupancy Cost Control Performance	5% - achieved above target metric
• SG&A Expense Reduction	15% - achieved above target metric
Total of Components = 100% of Category

Mr. Wilhelm achieved all of the above specified components of the EOBP12.  Each component was achieved at a metric that exceeded the target metric, equating to 100% achievement of the entire category.  This category was set to equal up to a maximum of 55% of Mr. Wilhelm’s base salary, which was $445,000.  Therefore, the total bonus amount Mr. Wilhelm earned under the Company Performance Category of the EOBP12 was $244,750.

George S. Sanders, Executive Vice President, Real Estate and Store Development
• Adjusted Operating Income	45% - achieved above target metric
• E-Commerce Sales	5% - achieved above target metric
• Comparable Store Sales	20% - achieved above target metric
• Gross Margin Performance	5% - achieved above target metric
• Aged Inventory Performance	5% - achieved above target metric
• Inventory Turnover Performance	5% - achieved above target metric
• Occupancy Cost Control Performance	5% - achieved above target metric
• SG&A Expense Reduction	10% - achieved above target metric
Total of Components = 100% of Category

Mr. Sanders achieved all of the above specified components of the EOBP12.  Each component was achieved at a metric that exceeded the target metric, equating to 100% achievement of the entire category.  This category was set to equal up to a maximum of 50% of Mr. Sanders’ base salary, which was $375,000.  Therefore, the total bonus amount Mr. Sanders earned under the Company Performance Category of the EOBP12 was $187,500.

Gary D. Cohen, Former Chief Administrative Officer and Secretary
• Adjusted Operating Income	50% - achieved above target metric
• E-Commerce Sales	5% - achieved above target metric
• Comparable Store Sales	10% - achieved above target metric
• Gross Margin Performance	10% - achieved above target metric
• Aged Inventory Performance	5% - achieved above target metric
• Inventory Turnover Performance	5% - achieved above target metric
• Occupancy Cost Control Performance	5% - achieved above target metric
• SG&A Expense	10% - achieved above target metric
Total of Components = 100% of Category

Mr. Cohen achieved all of the above specified components of the EOBP12. Each component was achieved at a metric that exceeded the target metric, equating to 100% achievement of the entire category.  This category was set to equal up to a maximum of 55% of Mr. Cohen’s base salary, which was $520,000.  Therefore, the total bonus amount Mr. Cohen earned under the Company Performance Category of the EOBP12 was $286,000.

Executive Team Performance Category

To encourage collaboration and promote a collective effort among the Company’s executive officers, the Committee continued to include an Executive Team Performance Category in the EOBP12.  This category consisted of the following five measurable performance components:

(1)	Increase average stock price during Fiscal 2012;

(2)	Improve Latino comparable Finish Line brand store sales in Fiscal 2012 as compared to Fiscal 2011;

(3)	Increase Finish Line brand E-Commerce traffic and conversion in Fiscal 2012 compared to Fiscal 2011;

(4)	Achieve a minimum percentage of Finish Line brand sales through the Winner’s Circle customer loyalty program during Fiscal 2012; and

(5)	Acquire a minimum number of technical running stores and have those stores increase sales over the prior year once acquired.

Measurement of Executive Team Performance Components

Each of the NEOs was eligible for a performance bonus under the Executive Team Performance Category, quantified as a percentage of each NEO’s base salary, if the Company achieved at least three of the five listed criteria.  For Mr. Lyon, the Executive Team Performance Category was set at 20% of base salary.  For Mr. Sato and for Mr. Schneider, it was set at 15% of base salary.  For Mr. Wilhelm, Mr. Sanders, and Mr. Cohen, it was set at 10% of base salary.  Allocation of this category among the NEOs was structured around each executive officer’s level of accountability, expected influence on Company operations for Fiscal 2012, and individual responsibilities.  Following is a description of each of the Executive Team Performance Category components and the achievement of each category:

•
The first component of stock price increase was measured by averaging the Company’s stock price for Fiscal 2012 against the closing price of the stock on the last trading day of Fiscal 2011 and the S&P 600 Index on the last day of Fiscal 2011.  The Company’s average stock price increase exceeded the price increase requirement for this component.

•
The second component was measured by improvement in Latino comparable Finish Line brand store sales in Fiscal 2012 as compared to Fiscal 2011.  The improvement in Latino comparable store sales exceeded the improvement requirement for this component.

•
The third component was measured by increasing Finish Line brand E-Commerce traffic and conversion in Fiscal 2012 as compared to Fiscal 2011.  The E-Commerce sales increase exceeded the traffic and conversion requirement for this component.

•
The fourth component was measured by achieving a minimum percentage of Finish Line brand sales through the Winner’s Circle customer loyalty program.  Sales achieved through Winner’s Circle exceeded the minimum sales performance requirement for this component.

•
The fifth component of acquiring technical running stores and increasing comparable store sales was measured by acquiring the minimum number of technical running stores during Fiscal 2012 and improving comparable sales in such stores for the period of Fiscal 2012 during which the Company owned such stores.  The acquisition of technical running stores and improvement in comparable store sales exceeded the requirement for this component.

Achievement of Executive Team Performance Components

With a total of five of the five components of the Executive Team Performance Category achieved, the Committee concluded that each executive officer who was a participant in this Executive Team Performance Category of the EOBP12, including each of the NEOs, was eligible for a 100% performance bonus amount under this category.  Amounts earned by each NEO under this category are as follows:

Glenn S. Lyon

The Executive Team Performance Category of the EOBP12 was calculated to equal up to a maximum of 20% of Mr. Lyon’s base salary, which was $950,000.  This category was achieved at 100%, qualifying Mr. Lyon for the maximum bonus amount under this category equal to $190,000.

Samuel M. Sato

The Executive Team Performance Category of the EOBP12 was calculated to equal up to a maximum of 15% of Mr. Sato’s base salary, which was $533,000.  This category was achieved at 100%, qualifying Mr. Sato for the maximum bonus amount under this category equal to $79,950.

Steven J. Schneider

The Executive Team Performance Category of the EOBP12 was calculated to equal up to a maximum of 15% of Mr. Schneider’s base salary, which was $609,000.  This category was achieved at 100%, qualifying Mr. Schneider for the maximum bonus under this category amount equal to $91,350.

Edward W. Wilhelm

The Executive Team Performance Category of the EOBP12 was calculated to equal up to a maximum of 10% of Mr. Wilhelm’s base salary, which was $445,000.  This category was achieved at 100%, qualifying Mr. Wilhelm for the maximum bonus amount under this category equal to $44,500.

George S. Sanders

The Executive Team Performance Category of the EOBP12 was calculated to equal up to a maximum of 10% of Mr. Sanders’ base salary, which was $375,000.  This category was achieved at 100%, qualifying Mr. Sanders for the maximum bonus amount under this category equal to $37,500.

Gary D. Cohen

The Executive Team Performance Category of the EOBP12 was calculated to equal up to a maximum of 10% of Mr. Cohen’s base salary, which was $520,000.  This category was achieved at 100%, qualifying Mr. Cohen for the maximum bonus amount under this category equal to $52,000.

Super Bonus Category

For Fiscal 2012, the Committee again utilized a Super Bonus Category as a component of executive officer compensation.  The primary objective of this category was to motivate the Company’s executive officers to exceed expectations and provide a sufficient reward if exceptional financial performance was attained.  The Super Bonus Category was based on one qualified financial performance component: achievement of above-target performance with respect to the Company’s adjusted operating income goal.  The achievement range for the Super Bonus Category was structured as a percentage range from 0% to 100%, whereby each 10% increment within such range was assigned a specific operating income dollar level.  The actual dollar amount of the Super Bonus Category payout for each NEO was determined by multiplying (1) the NEO’s Fiscal 2012 base salary, by (2) the percentage Super Bonus Allocation, by (3) the achievement level.

Allocation and Payout of Super Bonus

For Fiscal 2012, the Company’s adjusted operating income was above the 20% payout level but below the 30% payout level, resulting in a bonus amount for each NEO under the Super Bonus Category equal to 20% of the maximum potential Super Bonus Category allocation, as reflected in the following table:

NEO	Base Salary	Super Bonus Allocation (expressed as a percentage of base salary)	Achievement Level	Super Bonus payout amount at 20% achievement level
Glenn Lyon	$950,000	Up to 150% of base salary	20%	$285,000
Samuel Sato	$533,000	Up to 125% of base salary	20%	$133,250
Steven Schneider	$609,000	Up to 125% of base salary	20%	$152,250
Edward Wilhelm	$445,000	Up to 100% of base salary	20%	$ 89,000
George Sanders	$375,000	Up to 100% of base salary	20%	$ 75,000
Gary Cohen	$520,000	Up to 100% of base salary	20%	$104,000

Long-Term Incentive Bonus Program

The Committee continued its Long-Term Incentive Bonus Program for Fiscal 2012, which is based on a three-year financial performance cycle of adjusted operating income that includes Fiscal 2012, Fiscal 2013, and Fiscal 2014 (“LTIB12”).  The LTIB12 is a performance-based, at-risk element of the Company’s annual compensation program.  The purpose of the LTIB12 is to focus executive management on long-term Company performance.

Under the LTIB12, each of the NEOs is eligible to earn up to the target amount specified below if the Company achieves an adjusted operating income of at least $450,716,000, cumulatively, over the three-year performance cycle.  To the extent that adjusted operating income for the three-year performance cycle is less than the stated goal but is within 90% of such goal, or $405,644,400, then the bonus award amount will be one-half of the target amount.

For Mr. Lyon, the LTIB12 target amount was set at $225,000, for Mr. Sato and Mr. Schneider at $150,000, and for Mr. Wilhelm and Mr. Sanders at $75,000.  Potential award amounts under the LTIB12 for each NEO are also reflected in the Fiscal Year 2012 Grants of Plan-Based Awards Table on page 33.

As disclosed in prior years’ proxy statements, the Committee established long-term incentive bonus plans for Fiscal 2010, Fiscal 2011, and Fiscal 2012 (“LTIB10”), and Fiscal 2011, Fiscal 2012, and Fiscal 2013 (“LTIB11”), each based on a three-year performance cycle with a specified cash bonus amount payable to each plan participant upon the Company’s achievement of certain financial performance goals over the applicable three-year cycle (all based on achieving a cumulative three year adjusted operating income goal).

With respect to the LTIB10, the goal was an improvement in adjusted operating income of $13,562,964, cumulatively, over the three-year performance cycle.  If 100% of this goal was achieved, a payout of 100% of the bonus was to be paid to the executive officers, and if less than 100% but at least 90% was achieved, 50% of the bonus was to be paid.  For the LTIB10, the full incentive bonus was paid to the NEOs because 100% of the goal was achieved.  Specifically, Mr. Lyon received $225,000, Mr. Schneider received $150,000, and Messrs. Sato, Wilhelm, Sanders, and Cohen each received $75,000.

No incentive bonus amounts were paid under the LTIB11 during Fiscal 2012 because the three-year performance period for that plan has not yet expired.

Potential awards under the LTIB10 and LTIB11 were described in the proxy statements filed with the SEC for the Company’s 2010 Annual Shareholders Meeting and 2011 Annual Shareholders Meeting, respectively.

Certification and Payout of EOBP12 and LTIB10 Bonuses

All EOBP12 and LTIB10 compensation was paid after the end of Fiscal 2012 once the Committee evaluated the Company’s performance relative to the performance goals established at the beginning of Fiscal 2012 (for the EOBP12) and in Fiscal 2010 (for the LTIB10) and certified all bonus program payouts.  At the request of the Committee, the Company’s internal audit department reviewed and verified the EOBP12 and LTIB10 and the calculated payouts, and concluded that all bonus calculations were accurate and in accordance with the EOBP12 and

LTIB10.  As part of their duties under their respective committee charters, the Audit Committee then reviewed and confirmed the achievement of the NEO’s EOBP12 and LTIB10 incentive compensation performance metrics and advised the Committee of the same, and subsequently the Committee reviewed (including Company performance goals and objectives and other appropriate and relevant factors) and approved the NEO’s compensation for Fiscal 2012.  All EOBP12 and LTIB10 award amounts are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 31.  To remain eligible for the bonus awards under the EOBP12 and the LTIB10, generally, and subject to the terms of the employment agreements described below, the executive officer must remain employed during the term of the award in an eligible position with the Company.

Stock-Based Awards

The final performance-based and at-risk element of the Company’s annual compensation program is stock-based awards.  The Committee believes that an appropriately balanced executive compensation structure must include a sufficient opportunity based on the increase in value of Company equity.  In this context, Company equity provides an appropriately balanced performance based and/or at-risk component, giving the executive officer a direct financial stake in the Company, and motivating executive officer efforts toward increasing overall Company value to the benefit of all shareholders of the Company.  Before establishing the equity component of Fiscal 2012 executive compensation, the Committee considered competitive data provided by Hay Group and recommendations from Company management. The Committee also considered the executive officer’s prior performance, the importance of retaining the executive officer’s services, and the potential for the executive officer’s performance in helping the Company achieve long-term performance objectives.  Company equity awards that are part of annual executive compensation are determined at the beginning of the fiscal year, although equity awards may be granted at other times during the year in the event of a new hire or other special circumstances.

For Fiscal 2012, the Committee continued to implement some of the recommendations provided by Hay Group and utilized a formula developed by the Committee in consultation with Hay Group by which it could more effectively provide a balanced equity component for the Company’s executive officers.  Fiscal 2012 equity allocation for the executive officers was based primarily on the following two factors:

•
The total equity component of an eligible executive officer’s Fiscal 2012 annual compensation would be equal to a multiple of base salary which varied by position based on a number of factors, including job sizing.

•
For each of the executive officers, the equity component was divided as follows: 25% constituted the dollar value of performance-based restricted stock for Fiscal 2012, 25% constituted the dollar value of time-based restricted stock for Fiscal 2012, and 50% constituted the dollar value of non-qualified stock option grants for Fiscal 2012.

For the Fiscal 2012 grants, the Committee awarded the restricted stock and stock options pursuant to the terms of the 2009 Incentive Plan.  The 2009 Incentive Plan authorizes a pool of 6,500,000 total Company shares that can be issued during the term of the 2009 Incentive Plan.  As of the beginning of Fiscal 2012, 846,047 outstanding shares had been issued in prior years and, based on forfeited shares and unissued shares, 5,653,953 shares remained available for issuance.  Therefore, when the Committee calculated the number of shares it intended to grant to executive officers in the form of restricted stock and stock options at the beginning of Fiscal 2012, it concluded that the remaining number of shares available for grant under the 2009 Incentive Plan was more than sufficient to meet its compensation objectives.  The Committee’s methodology for determining the amount and allocation of Company equity as part of Fiscal 2012 executive officer compensation is more fully discussed below.

The Committee proceeded to grant the performance-based restricted stock, time-based restricted stock, and non-qualified stock options for Fiscal 2012 on the date it determined the equity allocation portion for each NEO, which was March 28, 2011.  All equity awards granted to the NEOs during Fiscal 2012 are reflected in the Summary Compensation Table on page 31 and the Fiscal Year 2012 Grants of Plan Based Awards Table on page 33.

The restricted stock granted in Fiscal 2012 was restricted shares of the Company’s Class B common stock.  Until July 20, 2012, when all shares of Class B common stock will be converted into Class A common stock, Class B common stock entitles the holders thereof to 10 votes for each share.  The stock options granted in Fiscal 2012 were non-qualified options to purchase shares of the Company’s Class A common stock.  Class A common stock entitles the holders thereof to one vote for each share.

The restricted stock granted will vest pursuant to a three-year cliff-vesting schedule, whereby 100% of the restrictions on all such restricted stock grants will lapse and the shares granted will vest on March 28, 2014 (subject to meeting performance goals with respect to performance-based restricted stock).  Generally, if an executive officer’s employment ends prior to vesting for any reason other than, with respect to time-based restricted stock, death, disability, or retirement, all unvested shares of restricted stock are forfeited.  Dividends, if any, are paid on all shares of restricted stock at the same rate as those received by all other shareholders of the Company (however, with respect to performance-based restricted stock, dividends are paid in shares and received only to the extent the performance goals are met).  Executive officers have the right to vote shares of vested and unvested restricted stock.

With respect to the time-based restricted stock grants, the executive officer will receive the underlying stock on the applicable vesting date as long as the executive is employed by the Company at all times from the grant date until the vesting date.  In addition to continued employment, performance-based restricted stock vesting requires the executive to meet certain pre-established performance goals in order to receive the underlying stock on the vesting date.  These performance goals are based on achieving a certain compounded annual growth rate with respect to net income over the performance period.

The vesting schedule for options granted remains a tiered vesting schedule that spans four years with 10% of the total grant vesting after year one, 20% after year two, 30% after year three, and the remaining 40% after year four.  The vesting dates for options granted remains the anniversary date of the initial grant.  Generally, if an executive officer’s employment ends prior to a vesting date for any reason other than death, disability, or retirement, all unvested non-qualified stock options are forfeited.  Executive officers have no right to vote or to receive dividends on shares of stock underlying options until after the exercise of such options.

Company restricted stock and option awards granted as part of Fiscal 2012 annual compensation to NEOs, including vesting schedules, are reflected in the Fiscal Year 2012 Grants of Plan-Based Awards Table on page 33.

Stock Ownership Guidelines

The Board believes that the Company’s executive officers and directors should own and hold Company common stock to further align their interests with the interests of shareholders of the Company and to further promote the Company’s commitment to sound corporate governance.  Therefore, effective March 1, 2011, the Board adopted minimum stock ownership guidelines applicable to all executive officers holding the position of Executive Vice President and higher and all non-employee directors.  In the event a director also serves as an executive officer, the director is subject to the specific executive officer stock ownership guidelines instead of the guidelines which apply specifically to directors.

For purposes of meeting the guidelines, Company shares owned directly, shares owned indirectly by a spouse, minor child, domestic partner, or a trust, shares obtained through Company retirement plans, and time-based restricted stock are included as qualifying shares which count toward the satisfaction of the guidelines.  The Committee is responsible for monitoring and enforcing the guidelines and has the authority to modify the guidelines in its discretion.  The Committee, in its discretion, may waive the guidelines as applied to directors if compliance would create severe hardship, require a director to retain stock after vesting which the director would otherwise sell to pay resulting income tax obligations, require a director to purchase stock on the open market, or prevent a director from complying with a court order or settlement agreement.  As applied to executive officers, the Committee may waive the guidelines if compliance would create severe hardship or prevent an executive officer from complying with a court order or settlement agreement.  Following are descriptions of specific provisions of the stock ownership guidelines that apply separately to executive officers and directors.

Executive Officer Guidelines

The guidelines require each executive officer covered by the guidelines to own an amount of Company common stock equal to a multiple of the executive officer’s base salary.  The currently applicable multiples are as follows: (i) for the Chief Executive Officer, three times (3x) base salary; (ii) for the Presidents, two times (2x) base salary; and (iii) for each Executive Vice President level officer and higher, including if and as applicable, the Chief Financial Officer and Chief Business Development Officer, one times (1x) base salary.  Total stock ownership by each executive officer is calculated as of the first day of each of the Company’s fiscal years based on the base salary then applicable to the individual, and the average per share closing price of the Company’s Class A common stock over the prior fiscal year.  The Company’s goal is for each newly-appointed executive officer to achieve the minimum ownership level within five years of first becoming an executive officer covered by the guidelines or, for those individuals who were already covered by the guidelines as of the effective date of the guidelines, by March 1, 2016.  In the event an executive officer’s base salary increases, the individual will have five years from the time of the increase to meet the stock ownership guidelines with respect to the increase.

Director Guidelines

The guidelines require each non-employee director to own an amount of Company common stock equal to three times (3x) the director’s annual cash retainer.  Total stock ownership by each director is calculated as of the first day of each of the Company’s fiscal years based on the annual cash retainer then applicable to the director, and the average per share closing price of the Company’s Class A common stock over the prior fiscal year.  The Company’s goal is for each newly-elected director to achieve the minimum ownership level within three years of first becoming a director or, for those individuals who were already serving on the Board as of the effective date of the guidelines, by March 1, 2014.  In the event a director’s cash retainer increases, the director will have three years from the time of the increase to meet the stock ownership guidelines with respect to the increase.

Perquisites

It remains the practice of the Company not to provide perquisites to its NEOs other than minimal perquisites to the Chief Executive Officer.  For Fiscal 2012, the Company paid Mr. Lyon’s annual country club membership dues and also provided Mr. Lyon with a vehicle allowance.  The amounts paid to Mr. Lyon for these perquisites are reflected in the column entitled “All Other Compensation” of the Summary Compensation Table on page 31.  The Committee continues to consider these payments as reasonable and consistent with its annual compensation structure objectives.

Employment Agreements

The Company remains a party to employment agreements, as amended, with Mr. Lyon, Mr. Sato, Mr. Schneider, Mr. Wilhelm, and Mr. Sanders.  The terms of these employment agreements remain generally consistent for each NEO, and obligate the Company to make certain payments to the executive officer in certain termination events (where payment formulas vary by executive officer position, except in the event of a change in control in which the formula is the same).  The Company maintains these agreements as a means of remaining competitive, focusing each such executive officer on shareholder interests when considering strategic alternatives, restricting executive officers from competing in certain situations, and providing income protection in the event of involuntary loss of employment.  Information regarding applicable payments to each NEO under such agreements is provided in the section entitled “Potential Payments in the Event of a Termination or a Change in Control” beginning on page 40.

Resignation Agreement of Gary D. Cohen.  As previously disclosed, on November 22, 2011, the Company entered into a Resignation and General Release Agreement (the “Resignation Agreement”) with Gary D. Cohen, the former Chief Administrative Officer and Secretary of the Company, which became effective on December 1, 2011.  Under the Resignation Agreement, Mr. Cohen resigned as Chief Administrative Officer and Secretary of the Company effective December 1, 2011, but remained employed by the Company through March 29, 2012, at which time he retired.  In conjunction with his retirement, Mr. Cohen’s Amended and Restated Employment Agreement, dated December 31, 2008, as amended on February 25, 2010 and February 28, 2011, was terminated effective March 29, 2012.  Pursuant to the Resignation Agreement, the Company agreed to pay Mr. Cohen an initial $300,000 cash severance payment on March 14, 2012 and a further cash severance payment of $480,000 within 30 days after March 29, 2012, on the condition that Mr. Cohen reaffirm the terms of the Resignation Agreement on both such dates.  In addition, the Resignation Agreement accelerated the vesting of certain restricted stock and stock option awards and provided that Mr. Cohen was entitled to exercise his vested stock options in accordance with the terms of the applicable award agreements and that his other vested equity awards shall be exercisable pursuant to the terms of the applicable stock incentive plans and award agreements.  Additionally, the Company agreed to pay Mr. Cohen the bonus amounts under the EOBP12 and LTIB10 determined by the Compensation Committee pursuant to the terms of such plans.  Mr. Cohen also is entitled to certain health insurance benefits for one year following March 29, 2012.  In the Resignation Agreement, Mr. Cohen agreed to a general release of claims he may have against the Company.  The Company filed a copy of the Resignation Agreement as Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended November 26, 2011, which is incorporated by reference herein.

Qualified Deferred Compensation

The Company maintains The Finish Line, Inc. Profit Sharing and 401(k) Plan (“401(k) Plan”), which is a defined contribution plan qualified under Sections 401(a) and 401(k) of the Code.  All employees of the Company age 21 and older, including each of the NEOs, are eligible to participate in the 401(k) Plan upon meeting certain qualifications.  Effective January 1, 2012, the Company amended the 401(k) Plan to qualify as a safe harbor plan.

The 401(k) Plan provides that participants may elect to contribute a portion of their compensation to the Plan up to a maximum annual amount of $17,000 per participant.  Participants age 50 and over may elect to contribute an additional $5,500 of their compensation annually.  The Company makes matching contributions for each participant dollar for dollar on the first 3% of a participant’s compensation contributed and then fifty cents per dollar on the next 2% of compensation contributed, which would yield a maximum 4% annual Company match.  Matching contributions made by the Company on behalf of the NEOs are reflected in the Summary Compensation Table on page 31.

Participants are permitted to make withdrawals from the 401(k) Plan upon reaching the age of 59½.  Participants are allowed to choose from a variety of investment vehicles in which to invest their 401(k) Plan contributions and, in the absence of a choice by a participant, 401(k) Plan contributions are invested in target date retirement funds.

Non-Qualified Deferred Compensation

The Company also maintains The Finish Line, Inc. Non-Qualified Deferred Compensation Plan (“NQDC Plan”).  The purpose of the NQDC Plan is to offer certain officers and key employees of the Company the opportunity to defer additional compensation over and above the 401(k) limits set by the Code.  The Committee administers the NQDC Plan and determines which individuals are eligible to participate in it.  Each NEO of the Company, except for Mr. Sanders, has participated in the NQDC Plan.

Under the NQDC Plan, a participant is eligible to defer a percentage of his or her compensation (up to a maximum of 80%) on a pre-tax basis.  Participants are entitled to matching Company contributions for deferrals made under the NQDC Plan prior to January 1, 2012.  However, effective January 1, 2012, additional Company matching contributions on deferrals are no longer made.  Matching contributions made by the Company under the NQDC Plan on behalf of the NEOs are reflected in the Summary Compensation Table on page 31.

2002 Stock Incentive Plan

On April 25, 2002, the Board approved the 2002 Stock Incentive Plan of The Finish Line, Inc. (the “2002 Plan”), which became effective upon approval by the Company’s shareholders on July 18, 2002.  The 2002 Plan was amended and restated on July 21, 2005, and further amended on December 20, 2006, July 17, 2008, and July 23, 2009.  The purpose of the 2002 Plan has been to enable the Company to attract, retain, and motivate its directors, officers, and employees and to further align their interests with those of the Company’s shareholders by providing for or increasing the proprietary interest of the directors, officers, and employees.  The Committee administers the 2002 Plan.

No awards have been granted under the 2002 Plan since April 14, 2009.  As a result of the adoption of the Company’s 2009 Incentive Plan on July 23, 2009 (described below), the 2002 Plan is no longer available for use to grant new awards, other than (i) awards granted solely from shares returned to the 2002 Plan by forfeiture after July 23, 2009, and (ii) the exchange of Class A Common Shares for Class B Common Shares should any such exchange be authorized by the Board.  Pursuant to previous awards, as of March 3, 2012 there were no shares of unvested incentive stock, and stock options for 1,475,384 Class A Common Shares, outstanding under the 2002 Plan.  In any event, no awards are permitted to be granted under the 2002 Plan after July 18, 2012.

2009 Incentive Plan

On April 23, 2009, the Board approved the 2009 Incentive Plan, which became effective upon approval by the Company’s shareholders on July 23, 2009.  The purposes of the 2009 Incentive Plan are to foster and promote the long-term financial success of the Company and to materially increase shareholder value by motivating performance through incentive compensation.  The 2009 Incentive Plan is also intended to encourage participant ownership in the

Company, attract and retain talent, and enable participants to participate in the long-term growth and financial success of the Company.  The Committee administers the 2009 Incentive Plan, but any action that may be taken by the Committee may instead be taken solely by the full Board.  Awards available under the 2009 Incentive Plan include incentive stock options, restricted stock, performance awards, non-qualified stock options, stock appreciation rights, deferred stock, and bonus awards.

Pursuant to the 2009 Incentive Plan, a total of 6,500,000 shares of Class A and Class B common stock, in the aggregate, have been reserved for issuance for awards.  Of the 6,500,000 shares reserved, the maximum number of shares which may be used for awards other than stock options or stock appreciation rights is 2,500,000 shares.  The maximum number of shares available for issuance under the 2009 Incentive Plan, as well as the exercise or settlement prices of awards, will be adjusted to reflect certain events, such as a stock dividend, stock split, combination of shares, recapitalization, or reorganization.  Upon the approval of the 2009 Incentive Plan by the Company’s shareholders on July 23, 2009, the 2002 Plan immediately ceased to be available for the grant of new awards, other than (i) awards granted solely from shares returned to the 2002 Plan by forfeiture after July 23, 2009, and (ii) the exchange of Class A Common Shares subject to unvested incentive stock awards for Class B Common Shares.  The 2009 Incentive Plan will remain in effect until expiration or earlier termination by the Company or when all shares available for award under the 2009 Incentive Plan have been granted.  No incentive stock options may be granted after July 23, 2019.  Eligibility to participate in the 2009 Incentive Plan is limited to (i) current and prospective employees of the Company and certain affiliates, (ii) consultants or advisors to the Company and certain affiliates, and (iii) current or prospective non-employee members of the Board of the Company and certain affiliates.

During Fiscal 2012, 24,369 shares of Class A common stock, 249,187 shares of Class B common stock, and options to purchase 491,766 shares of Class A common stock were granted under the 2009 Incentive Plan.  As of March 3, 2012, 4,963,968 shares of Class A and Class B common stock remain available for issuance pursuant to future awards under the 2009 Incentive Plan.

Tax, Accounting, and Risk Assessment

To the extent readily determinable, the Committee takes into consideration the accounting and tax treatment of the various aspects of the Company’s executive compensation structure.  The Company’s executive compensation plans are designed so that if the Committee so chooses, certain elements of compensation could be deductible under Section 162(m) of the Code. Since some types of compensation payments and their deductibility depend upon factors outside of the Committee’s or the Company’s control and because interpretations and changes in the tax laws and other factors beyond the Committee’s control may affect the deductibility of compensation, among other reasons, the Committee will not necessarily limit executive compensation to that which is deductible under applicable provisions of the Code. The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and only to the extent consistent with its compensation objectives.

Beyond what the Sarbanes-Oxley Act of 2002, as amended (“SOX”), requires, or except as to the Company’s Chief Executive Officer and Chief Financial Officer under applicable SOX requirements or otherwise, the Company does not currently have a policy requiring a specific course of action with respect to compensation adjustments following later restatements of financial results.  Under those circumstances, the Committee would evaluate whether adjustments, including implementation of recoupment procedures, are appropriate based upon the facts and circumstances surrounding the restatement and existing laws.

Section 409A of the Code governs the timing of deferrals and form of payment under the Company’s NQDC Plan. The Committee believes that the Company has been operating the NQDC Plan in good faith compliance with Code Section 409A.

The Committee has reviewed with Company management the overall design and operation of compensation arrangements for the purpose of determining whether such programs might encourage inappropriate risk-taking that would be reasonably likely to have a material adverse effect on the Company.  Both the Committee and Company management thoroughly evaluated the Company’s compensation plans, programs, and policies and any related risks which would be reasonably likely to have a material adverse effect.  In setting and monitoring executive compensation for the fiscal year, the Committee, during most or all of its quarterly meetings, identified potential risks to the Company as part of its review.  The Committee then evaluated such risks and the possible effect on the Company and subsequently discussed such items on various occasions with the Committee’s outside executive compensation consultant, Hay Group, and with Company management.  As part of the Committee’s discussion with Company management, a review of the overall design and operation of executive compensation arrangements and analysis of any programs which might encourage inappropriate risk-taking by the Company were carried out.  In addition, Company management presented to the Committee its own internal assessment of both executive and non-executive compensation, which was developed over a series of management meetings, and potential related risks, and further discussed and evaluated with the Committee the risks identified.  After this evaluation process and a final analysis, the Committee concluded that the Company’s overall compensation plans and its related programs and policies, considered as a whole, did not create, and are not reasonably likely to have, any material adverse risk to the Company.

Throughout Fiscal 2012, both the Committee and Company management had controls and processes in place, outside of regularly scheduled meetings, in order to identify and track compensation related issues, including potential risks to the Company, on an ongoing basis.  The Committee and Company management were effectively and readily able to recognize, discuss, and evaluate potential risks at their regular meetings, thus leading the Committee and Company management to be especially cognizant of potential compensation related risks to the Company continuously throughout the year.

Related Persons Transactions

In accordance with the Company’s Audit Committee charter, the Audit Committee maintains responsibility for reviewing and approving any transactions with related persons.  Pursuant to the Company’s Related Persons Transaction Policies and Procedures, the Audit Committee reviews the material facts of all interested transactions and either approves or disapproves of the entry into such a transaction in advance.  Interested transactions are those transactions, arrangements, or relationships in which (i) the aggregate amount involved  will or may be expected to exceed a pre-established dollar threshold in any calendar year, (ii) the Company is a participant, and (iii) an executive officer, director, or nominee for election as a director of the Company, greater than 5% beneficial owner of the Company’s stock, or an immediate family member of any of the foregoing (each, a related person) has or will have a direct or indirect material interest.  In determining whether to approve or disapprove an interested transaction, the Committee takes into account, among other factors, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.  The Company did not enter into any material financial transactions with any related person during Fiscal 2012, except as indicated below.  If any such material interested transaction were contemplated, the terms of the transaction would be reviewed and approved by the Audit Committee prior to the Company entering into such transaction.

Resignation Agreement of Gary D. Cohen.  On November 22, 2011, the Company entered into the above-referenced Resignation Agreement with Gary D. Cohen, the former Chief Administrative Officer and Secretary of the Company, which became effective on December 1, 2011.  Under the Resignation Agreement, the Company agreed to pay Mr. Cohen cash severance payments in the aggregate amount of $780,000, subject to certain conditions.  In addition, the Resignation Agreement accelerated the vesting of certain restricted stock and stock option awards and provided that Mr. Cohen was entitled to exercise his vested stock options in accordance with the terms of the applicable award agreements and that his other vested equity awards shall be exercisable pursuant to the terms of the applicable stock incentive plans and award agreements.  The approximate fair value of Mr. Cohen’s accelerated restricted stock awards as of March 29, 2012, was $156,975 and the approximate intrinsic value of Mr. Cohen’s accelerated stock options as of March 29, 2012, was $136,311, which are based on the average of the high and low sales prices of the Company’s Class A Common Shares on the NASDAQ Global Select Market on March 29, 2012.  Additionally, the Company agreed to pay Mr. Cohen the bonus amounts under the EOBP12 and LTIB10 determined by the Compensation Committee pursuant to the terms of such plans.  The amounts earned by Mr. Cohen under the EOBP12 and LTIB10 for Fiscal 2012 are set forth in the Summary Compensation Table on page 31 below under the column “Non-Equity Incentive Plan Compensation,” which is incorporated by reference herein.  Mr. Cohen also is entitled to certain health insurance benefits for one year following March 29, 2012.

Compensation Committee Interlocks and Insider Participation

Members of the Compensation Committee have no interlocks or insider participation, and no member is or has been a former employee or officer of the Company.

Compensation Committee Report

The Compensation Committee of the Company’s Board has reviewed and discussed the foregoing Compensation Discussion and Analysis with Company management and based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Form 10-K for Fiscal 2012.

This report is respectfully submitted by the members of the Compensation Committee set forth below:

Bill Kirkendall, Chair
Dolores A. Kunda
Norman H. Gurwitz
Richard P. Crystal

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($) (1)	Stock Awards ($) (2)(3)	Option Awards ($)(4)		Non-Equity Incentive Plan Compensation ($) (5)		All Other Compensation ($)		Total ($)
Glenn S. Lyon	2012	$950,000		$0	$1,187,500	$1,187,500		$1,460,000		$32,130	(6)	$4,817,130
Chief Executive	2011	$775,000		$56,250	$562,063	$562,063		$1,583,750		$79,282		$3,618,408
Officer	2010	$661,250		$0	$198,338	$290,261		$1,223,313		$38,443		$2,411,605

Samuel M. Sato	2012	$533,000		$35,417	$535,400	$562,467		$661,300		$11,164	(7)	$2,338,748
Finish Line brand	2011	$430,538	(8)	$22,750	$143,100	$143,100		$710,599		$21,114		$1,471,201
President and Chief Merchandising Officer

Steven J. Schneider	2012	$609,000		$0	$395,850	$395,850		$819,900		$13,673	(9)	$2,234,273
President and Chief	2011	$562,000		$18,750	$345,378	$345,378		$1,024,200		$46,982		$2,342,688
Operating Officer	2010	$531,350		$0	$159,951	$234,083		$850,160		$25,862		$1,801,406

Edward W. Wilhelm	2012	$445,000		$0	$222,500	$222,500		$453,250		$12,697	(10)	$1,355,947
Executive Vice	2011	$407,000		$0	$145,125	$145,125		$508,750		$29,429		$1,235,429
President, Chief Financial Officer	2010	$297,692	(11)	$0	$249,975	$73,800	(12)	$372,115	(13)	$24,831		$1,018,413

George S. Sanders	2012	$375,000		$0	$131,250	$131,250		$375,000		$11,637	(14)	$1,024,137
Executive Vice	2011	$340,000		$0	$112,175	$112,175		$500,000		$10,369		$1,074,719
President, Real Estate and Store Development	2010	$320,500		$0	$96,290	$140,917		$400,625		$11,390		$969,722

Gary D. Cohen	2012	$520,000	(15)	$0	$260,000	$260,000		$517,000		$13,959	(16)	$1,570,959
Former Chief	2011	$480,000		$0	$163,913	$163,913		$675,000		$33,110		$1,515,936
Administrative Officer and Secretary	2010	$364,250		$0	$101,723	$148,877		$455,313		$16,643		$1,086,806

(1)	Except as otherwise indicated, amounts reflected in this column for Fiscal 2012 and prior fiscal years are discretionary cash bonuses made to the respective NEO and approved by the Committee.

(2)
Amounts in this column represent the aggregate grant date fair value of each award computed in accordance with Accounting Standards Codification (“ASC”) Topic 718, and with respect to performance-based stock awards subject to performance conditions, the included amount is based upon the probable outcome of the performance conditions as of the grant date.  If the conditions for the highest level of performance are achieved, the values of the performance-based awards for Fiscal 2012 and Fiscal 2011 at the grant dates would be as follows (no performance-based awards were granted in Fiscal 2010): Mr. Lyon (2012 – $890,635; 2011 – $421,555); Mr. Sato (2012 – $259,844; 2011 – $107,330); Mr. Schneider (2012 – $296,897; 2011 – $259,027); Mr. Wilhelm (2012 – $166,181; 2011 – $108,844); Mr. Sanders (2012 – $98,443; 2011 – $84,134); and Mr. Cohen (2012 – $194,996; 2011 – $122,938).  For the assumptions made in the valuation of these stock awards, see Notes 1 and 8 to our audited consolidated financial statements included in Item 8 of our Form 10-K for the fiscal year ended March 3, 2012, which accompanies this Proxy Statement.

(3)
Stock granted to the NEOs as part of their Fiscal 2012 annual compensation was in the form of Class B Common Shares, granted on March 28, 2011, pursuant to the shareholder approved 2009 Incentive Plan, adopted by the Company’s shareholders on July 23, 2009.  On July 20, 2012, all Class B common stock will convert into shares of Class A common stock on a one-to-one basis for no additional consideration.  Each share of Class B common stock entitles the holder of record thereof to 10 votes for each share held, while each share of Class A common stock entitles the holder of record thereof to one vote per share.  The aggregate value of the stock granted has been calculated to be equal to the average of the high and low price of the Company’s Class A common stock on the grant date of March 28, 2011, or $18.895 per share.  For Fiscal 2012, one-half of the value displayed is attributed to time-based restricted stock awards and the other half is attributed to performance-based restricted stock awards.  For the specific information related to these two types of restricted stock awards made in Fiscal 2012, see “Executive Compensation – Compensation Discussion and Analysis – Stock-Based Awards” above.

(4)
Amounts in this column represent the aggregate grant date fair value of each award computed in accordance with ASC Topic 718.  For the assumptions made in the valuation of these option awards, see Notes 1 and 8 to our audited consolidated financial statements included in Item 8 of our Form 10-K for the fiscal year ended March 3, 2012, which accompanies this Proxy Statement.  Options are for the purchase of shares of the Company’s Class A common stock.  All stock options granted to the NEOs as part of their Fiscal 2012 annual compensation were granted on March 28, 2011.

(5)
Non-equity incentive plan compensation is listed for the fiscal year in which such compensation was earned.  Payments of such compensation were made to the NEO in the succeeding fiscal year.  For the specific amounts corresponding to each NEO’s non-equity incentive plan compensation for Fiscal 2012, see “Executive Compensation – Compensation Discussion and Analysis – Performance Based and At-Risk Incentive Compensation,” “– Executive Officer Bonus Program,” and “–  Long-Term Incentive Bonus Program” above.

(6)
This amount reflects the Company’s payment for Mr. Lyon’s executive long-term disability insurance premiums in the amount of $5,238, the Company’s contribution to his 401(k) Plan account in the amount of $9,736, taxable cell phone reimbursement of $56, Mr. Lyon’s country club membership dues in the amount of $2,700, and a vehicle allowance in the amount of $14,400 provided to Mr. Lyon in lieu of a Company vehicle.

(7)
This amount reflects the Company’s payment for Mr. Sato’s executive long-term disability insurance premiums of $3,240, taxable cell phone reimbursement of $56, and the Company’s contribution to his 401(k) Plan account in the amount of $7,868.

(8)
Effective October 2010, Mr. Sato was promoted from Executive Vice President, Chief Merchandising Officer to President and Chief Merchandising Officer.  Amount shown represents total salary paid to Mr. Sato during Fiscal 2011.  Mr. Sato’s annual base salary as Executive Vice President was $385,000 and his annual base salary as President was $533,000 during Fiscal 2011.

(9)
This amount reflects the Company’s contribution to Mr. Schneider’s NQDC Plan account in the amount of $901, the Company’s payment for executive long-term disability insurance premiums in the amount of $4,464, taxable cell phone reimbursement of $56, and the Company’s contribution to his 401(k) Plan account in the amount of $8,252.

(10)
This amount reflects the Company’s contribution to Mr. Wilhelm’s NQDC Plan account in the amount of $990, the Company’s payment for executive long-term disability insurance premiums of $3,962, taxable cell phone reimbursement of $56, and the Company’s contribution to his 401(k) Plan account in the amount of $7,689.

(11)
The amount shown reflects the base salary earned by Mr. Wilhelm for Fiscal 2010.  Mr. Wilhelm started with the Company on March 30, 2009, and his base salary for the full fiscal year was set at $322,500. The amount of base salary earned by Mr. Wilhelm was the amount used to calculate amounts payable to him under applicable annual bonus programs.

(12)
Mr. Wilhelm started with the Company on March 30, 2009, and received a grant of stock options as part of his annual compensation for Fiscal 2010 on that date. The aggregate grant date fair value of this option award calculated in accordance with ASC Topic 718 was $73,800, equating to $2.46 per share.

(13)	The amount of non-equity incentive plan compensation earned by Mr. Wilhelm for Fiscal 2010 has been prorated to reflect a March 30, 2009 start date.

(14)
This amount reflects the Company’s payment for Mr. Sanders’ executive long-term disability insurance premiums of $4,129, taxable cell phone reimbursement of $56, and the Company’s contribution to his 401(k) Plan account in the amount of $7,452.

(15)
Mr. Cohen resigned as Chief Administrative Officer and Secretary of the Company effective December 1, 2011, but continued to be employed by the Company in a non-executive officer role through the end of Fiscal 2012.  The amount for Fiscal 2012 reflects the base salary earned by Mr. Cohen for all of Fiscal 2012, including the period during which he was not an executive officer of the Company.  See “Resignation Agreement of Gary D. Cohen” above.

(16)
This amount reflects the Company’s contribution to Mr. Cohen’s NQDC Plan account in the amount of $948, the Company’s payment for executive long-term disability insurance premiums in the amount of $4,935, taxable cell phone reimbursement of $56, and the Company’s contribution to his 401(k) Plan account in the amount of $8,020.

FISCAL YEAR 2012 GRANTS OF PLAN-BASED AWARDS TABLE

		Date of	Estimated Future Payouts Under Non-Equity Incentive Plan Awards					Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Committee Action	Threshold ($) (1)	Target ($)		Maximum ($)		Threshold (#) (2)	Target (#) (2)		Maximum (#) (2)	Units (#) (3)	Options (#) (4)	Awards ($/Sh) (5)	Awards ($) (6)
Glenn S. Lyon	3/14/11	—	$112,500	$225,000		$225,000	(8)	31	62	(7)	93				$1,111
	3/24/11	3/24/11	—	$950,000	(9)	$2,375,000	(10)	—	—		—
	3/24/11	3/24/11	—	—		—		—	—		—
	3/28/11	3/24/11	—	—		—		—	—		—		137,431	$18.895	$1,187,500
	3/28/11	3/24/11	—	—		—		—	—		—	31,424			$593,750
	3/28/11	3/24/11	—	—		—		15,712	31,424		47,136				$593,750
	6/13/11	—	—	—		—		59	117	(7)	176				$2,509
	9/12/11	—	—	—		—		70	139	(7)	208				$2,607
	12/12/11	—	—	—		—		71	142	(7)	213				$2,998

Samuel M. Sato	3/14/11	—	—	—		—		8	16	(7)	24				$287
	3/24/11	3/24/11	$75,000	$150,000		$150,000	(8)	—	—		—
	3/24/11	3/24/11	—	$453,050	(11)	$1,119.300	(12)	—	—		—
	3/28/11	3/24/11	—	—		—		—	—		—		65,095	$18.895	$562,467
	3/28/11	3/24/11	—	—		—		—	—		—	19,168			$362,175
	3/28/11	3/24/11	—	—		—		4,584	9,168		13,752				$173,225
	6/13/11	—	—	—		—		16	32	(7)	48				$686
	9/12/11	—	—	—		—		19	38	(7)	57				$713
	12/12/11	—	—	—		—		20	39	(7)	59				$823

Steven J. Schneider	3/14/11	—	—	—		—		19	38	(7)	57				$681
	3/24/11	3/24/11	$75,000	$150,000		$150,000	(8)	—	—		—
	3/24/11	3/24/11	—	$517,650	(13)	$1,278,900	(14)	—	—		—
	3/28/11	3/24/11	—	—		—		—	—		—		45,812	$18.895	$395,850
	3/28/11	3/24/11	—	—		—		—	—		—	10,475			$197,925
	3/28/11	3/24/11	—	—		—		5,238	10,475		15,713				$197,925
	6/13/11	—	—	—		—		26	52	(7)	78				$1,115
	9/12/11	—	—	—		—		31	62	(7)	93				$1,163
	12/12/11	—	—	—		—		32	64	(7)	96				$1,351

Edward W. Wilhelm	3/14/11	—	—	—		—		8	16	(7)	24				$287
	3/24/11	3/24/11	$37,500	$75,000		$75,000	(8)	—	—		—
	3/24/11	3/24/11	—	$289,250	(15)	$734,250	(16)	—	—		—
	3/28/11	3/24/11	—	—		—		—	—		—		25,750	$18.895	$222,500
	3/28/11	3/24/11	—	—		—		—	—		—	5,888			$111,250
	3/28/11	3/24/11	—	—		—		2,944	5,888		8,832				$111,250
	6/13/11	—	—	—		—		13	25	(7)	38				$536
	9/12/11	—	—	—		—		15	30	(7)	45				$563
	12/12/11	—	—	—		—		16	31	(7)	47				$655

George S. Sanders	3/14/11	—	—	—		—		6	12	(7)	18				$215
	3/24/11	3/24/11	$37,500	$75,000		$75,000	(8)	—	—		—
	3/24/11	3/24/11	—	$225,000	(17)	$600,000	(18)	—	—		—
	3/28/11	3/24/11	—	—		—		—	—		—		15,190	$18.895	$131,250
	3/28/11	3/24/11	—	—		—		—	—		—	3,473			$65,625
	3/28/11	3/24/11	—	—		—		1,737	3,473		5,210				$65,625
	6/13/11	—	—	—		—		9	18	(7)	27				$386
	9/12/11	—	—	—		—		10	20	(7)	30				$375
	12/12/11	—	—	—		—		11	21	(7)	32				$443

Gary D. Cohen	3/14/11	—	—	—		—		9	18	(7)	27				$323
	3/24/11	3/24/11	$37,500	$75,000		$75,000	(8)	—	—		—
	3/24/11	3/24/11	—	$338,000	(19)	$858,000	(20)	—	—		—
	3/28/11	3/24/11	—	—		—		—	—		—		30,090	$18.895	$260,000
	3/28/11	3/24/11	—	—		—		—	—		—	6,880			$130,000
	3/28/11	3/24/11	—	—		—		3,440	6,880		10,320				$130,000
	6/13/11	—	—	—		—		15	29	(7)	44				$622
	9/12/11	—	—	—		—		18	35	(7)	53				$656

(1)
Reflects the threshold amount that would be payable to the respective NEO under the Long-Term Incentive Bonus Program for Fiscal 2012, Fiscal 2013, and Fiscal 2014 (“LTIB12”) if the Company were to achieve at least 90% of the goal under the

LTIB12: achievement of cumulative adjusted operating income of $405,644,400 over three fiscal years, Fiscal 2012, Fiscal 2013, and Fiscal 2014.  If the stated goal is achieved, the amount reflected in this column would not be payable until after the close of Fiscal 2014.

(2)
Reflects performance-based restricted stock granted for each NEO.  The performance feature is compound annual growth rate (“CAGR”) with respect to the net income performance measure over three years (Fiscal 2012, Fiscal 2013, and Fiscal 2014 – the “Performance Period”).  Target number of shares, as displayed in the table above, will be provided if CAGR threshold with respect to net income is achieved over the performance period.  Threshold number of shares equivalent to 50% of the target shares will be provided if CAGR achievement of 80% of threshold with respect to net income is achieved over the performance period.  Maximum number of shares equivalent to 150% of the target shares will be provided if CAGR achievement of 120% of threshold with respect to net income is achieved over the performance period.

(3)
The number of stock awards granted to the NEOs for Fiscal 2012 was based on a formula whereby the total equity component of an eligible executive officer’s Fiscal 2012 annual compensation was calculated by using a multiple of such executive officer’s new fiscal year (Fiscal 2012) annual base salary, and this amount was then divided as follows: 25% constituted the dollar value of time-based restricted stock, 25% constituted the dollar value of performance-based restricted stock , and the remaining 50% constituted the dollar value of non-qualified stock option grants to such executive officer for Fiscal 2012.

(4)
The number of option awards granted to NEOs was based on a formula as described in Footnote 3 above.  The value of an eligible executive officer’s option grant for Fiscal 2012 was set and granted on March 28, 2011 under the 2009 Incentive Plan.

(5)
Unless otherwise indicated, the amount reflected in this column shows the exercise price of options granted for Fiscal 2012, which has been calculated to equal the average of the high and low sales price of the Company’s Class A common stock traded on the grant date of March 28, 2011.

(6)
The amount reflected in this column shows the grant date fair value of restricted shares and of stock options computed in accordance with ASC Topic 718.  For restricted share awards, the grant date fair value was calculated by multiplying the average of the high and low sales prices of the Company’s stock as quoted on the NASDAQ Global Select Market on the grant date.  This value, which represents the grant date fair value, assumes that 100% of the underlying shares vest.  In the future, the actual value of the underlying shares could be materially different if the shares do not vest or if the stock price increases or decreases.  For stock option awards, the grant date fair value was calculated by multiplying the Black-Scholes value by the number of options granted.  The Black-Scholes value for stock options granted in Fiscal 2012 to each of the NEOs was $8.64 per share.  For performance-based restricted stock, the amount reflects the value at the grant date based upon the probable outcome of the relevant performance conditions at target.  This amount is consistent with the estimate of aggregate compensation costs to be recognized over the service period determined as of the grant date under ASC Topic 718, excluding the effect of any estimated forfeitures.

(7)
Dividends earned on performance-based Restricted Class B Common Shares will vest at the same time as the underlying Class B Common Shares.  The dividend shares are also subject to the CAGR achievement described in footnote 2 above.

(8)
Reflects the maximum amount that would be payable to the respective NEO under the LTIB12 if the Company were to fully achieve the stated goal under the LTIB12 of cumulative adjusted operating income of $450,716,000 over three fiscal years, Fiscal 2012, Fiscal 2013, and Fiscal 2014.  If the stated goal is achieved, the amount reflected in this column would not be payable until after the close of Fiscal 2014.

(9)
Reflects the target amount payable to Mr. Lyon under the Company’s Fiscal 2012 annual executive officer bonus program (“EOBP12”).  Estimated target EOBP12 payment amounts are based on a percentage of each NEO’s base salary.  For Mr. Lyon the target percentage was 100% of his base salary.  Amounts actually paid under this program to Mr. Lyon for Fiscal 2012 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(10)
Reflects the maximum amount payable to Mr. Lyon under the Company’s EOBP12.  For Mr. Lyon the maximum bonus potential under the EOBP12 was 250% of his base salary.  Amounts actually paid under this program to Mr. Lyon are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(11)
Reflects the target amount payable to Mr. Sato under the EOBP12.  For Mr. Sato the target percentage under the EOBP12 was 85% of his base salary.  Amounts actually paid under this program to Mr. Sato for Fiscal 2012 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(12)
Reflects the maximum amount payable to Mr. Sato under the Company’s EOBP12.  For Mr. Sato the maximum bonus potential under the EOBP12 was 210% of his base salary.  Amounts actually paid under this program to Mr. Sato for Fiscal 2012 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(13)
Reflects the target amount payable to Mr. Schneider under the EOBP12. For Mr. Schneider the target percentage was 85% of his base salary. Amounts actually paid under this program to Mr. Schneider for Fiscal 2012 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(14)
Reflects the maximum amount payable to Mr. Schneider under the Company’s EOBP12.  For Mr. Schneider the maximum bonus potential under the EOBP12 was 210% of his base salary.  Amounts actually paid under this program to Mr. Schneider for Fiscal 2012 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(15)
Reflects the target amount payable to Mr. Wilhelm under the EOBP12.  For Mr. Wilhelm the target percentage under the EOBP12 was 65% of his base salary.  Amounts actually paid under this program to Mr. Wilhelm for Fiscal 2012 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(16)
Reflects the maximum amount payable to Mr. Wilhelm under the EOBP12.  For Mr. Wilhelm the maximum bonus potential under the EOBP12 was 165% of his base salary.  Amounts actually paid under this program to Mr. Wilhelm for Fiscal 2012 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(17)
Reflects the target amount payable to Mr. Sanders under the EOBP12.  For Mr. Sanders the target percentage under the EOBP12 was 60% of his base salary.  Amounts actually paid under this program to Mr. Sanders for Fiscal 2012 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(18)
Reflects the maximum amount payable to Mr. Sanders under the EOBP12.  For Mr. Sanders the maximum bonus potential under the EOBP12 was 160% of his base salary.  Amounts actually paid under this program to Mr. Sanders for Fiscal 2012 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(19)
Reflects the target amount payable to Mr. Cohen under the EOBP12.  For Mr. Cohen the target percentage under the EOBP12 was 65% of his base salary.  Amounts actually paid under this program to Mr. Cohen for Fiscal 2012 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(20)
Reflects the maximum amount payable to Mr. Cohen under the EOBP12.  For Mr. Cohen the maximum bonus potential under the EOBP12 was 165% of his base salary.  Amounts actually paid under this program to Mr. Cohen for Fiscal 2012 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

Modification of Restricted Stock Award Agreement of Edward W. Wilhelm

On November 14, 2011, the Company and Edward W. Wilhelm entered into an amendment to Mr. Wilhelm’s 2009 Incentive Plan Restricted Stock Award Agreement dated June 23, 2009 solely to change the vesting schedule applicable to his award of 30,000 restricted Class B Common Shares granted under the agreement.  Under Mr. Wilhelm’s original award agreement, all the awarded shares were scheduled to cliff-vest on March 30, 2012.  Pursuant to the amendment, Mr. Wilhelm’s awarded shares now vest as follows: 10,000 shares vest on March 26, 2012; 10,000 shares vest on September 26, 2012; and 10,000 shares vest on March 26, 2013.  The amendment did not modify any other provision of the original award agreement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
	Exercisable		Unexercisable

Glenn S. Lyon	—		24,000	$4.51	03/11/2018	23,803	(3)	$562,227	21,445	(5)	$506,531
	—		82,932	$6.295	03/26/2019	21,445	(4)	$506,531	31,424	(7)	$742,235
	9,430		84,876	$13.105	03/11/2020	31,424	(6)	$742,235	624	(8)	$14,739
	—		137,431	$18.895	03/28/2021

Samuel M. Sato	—		14,000	$4.51	03/11/2018	10,980	(3)	$259,348	5,460	(5)	$128,965
	—		38,256	$6.295	03/26/2019	5,460	(4)	$128,965	9,168	(7)	$216,548
	2,401		21,609	$13.105	03/11/2020	9,168	(6)	$216,548	166	(8)	$3,921
	—		25,000	$18.895	03/28/2021
	—		40,095	$18.895	03/28/2021

Steven J. Schneider	40,000		—	$17.625	03/04/2014	19,196	(3)	$453,410	13,177	(5)	$311,241
	35,000		—	$16.07	03/29/2016	13,177	(4)	$311,241	10,475	(7)	$247,420
	—		20,000	$4.51	03/11/2018	10,475	(6)	$247,420	317	(8)	$7,488
	—		66,881	$6.295	03/26/2019
	—		52,155	$13.105	03/11/2020
	—		45,812	$18.895	03/28/2021

Edward W. Wilhelm	9,000		21,000	$6.335	03/30/2019	30,000	(3)	$708,600	5,537	(5)	$130,784
	2,435		21,915	$13.105	03/11/2020	5,537	(4)	$130,784	5,888	(7)	$139,075
	—		25,750	$18.895	03/28/2021	5,888	(6)	$139,075	144	(8)	$3,401

George S. Sanders	25,000		—	$5.650	02/04/2013	11,556	(3)	$272,953	4,280	(5)	$101,094
	35,000		—	$17.625	03/04/2014	4,280	(4)	$101,094	3,473	(7)	$82,032
	20,000		—	$14.29	08/31/2015	3,473	(6)	$82,032	104	(8)	$2,456
	20,000		—	$16.07	03/29/2016
	10,000		—	$12.03	03/19/2017
	21,000		14,000	$4.51	03/11/2018
	17,255		40,262	$6.295	03/26/2019
	1,882		16,939	$13.105	03/11/2020
	—		15,190	$18.895	03/28/2021

Gary D. Cohen	16,000		—	$4.51	03/11/2018	12,208	(3)	$288,353
	21,000	(9)	14,000	$4.51	03/11/2018	6,254	(4)	$147,719
	18,229		42,537	$6.295	03/26/2019
	2,750		24,752	$13.105	03/11/2020
	—		30,090	$18.895	03/28/2021

(1)
Generally, options outstanding will be exercisable at a price equal to the average of the high and low price on the date of grant and, unless otherwise indicated, vest on a tiered schedule over a four-year period: 10% after one year, 20% after two years, 30% after three years, and the remaining 40% after four years.  All options expire 10 years from the date of grant.

(2)
The values represented in this column have been calculated by multiplying $23.62 (the closing price of the Company’s common stock on the last trading day of Fiscal 2012, which was March 2, 2012) by the number of shares of stock.

(3)
Restricted Class B Common Shares granted on July 23, 2009 have an adjusted three-year cliff-vesting schedule based on continued employment, and vested on March 26, 2012. The three-year cliff-vesting schedule was adjusted to account for the period of time between the date of Committee action, March 26, 2009, and the actual grant date of July 23, 2009.  However, with respect to the shares awarded to Mr. Wilhelm, on November 14, 2011 the Company and Mr. Wilhelm entered into an amendment to Mr. Wilhelm’s 2009 Incentive Plan Restricted Stock Award Agreement, dated June 23, 2009, to change the vesting schedule applicable to his award of 30,000 restricted Class B Common Shares granted under the agreement.  See “Modification of Restricted Stock Award Agreement of Edward W. Wilhelm” above for a description of the new vesting schedule, which is incorporated by reference herein.

(4)	Restricted Class B Common Shares granted on March 11, 2010 have a three-year cliff-vesting schedule based on continued employment and vest on March 11, 2013.

(5)
Restricted Class B Common Shares granted on March 11, 2010 have a three-year vesting schedule based on continued employment and performance.  The performance feature is CAGR with respect to the net income over the three-year performance period.

(6)	Restricted Class B Common Shares granted on March 28, 2011 have a three-year cliff-vesting schedule based on continued employment and vest on March 28, 2014.

(7)
Restricted Class B Common Shares granted on March 28, 2011 have a three-year vesting schedule based on continued employment and performance.  The performance feature is CAGR with respect to the net income over the three-year performance period.

(8)	Dividends earned on performance-based Restricted Class B Common Shares will vest at the same time as the underlying Class B Common Shares.

(9)	Stock options granted as part of a special equity award to Mr. Cohen in Fiscal 2009, which vested on March 11, 2010.

 FISCAL YEAR 2012 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)

Glenn S. Lyon	274,042	2,635,767	30,000	$535,800

Samuel M. Sato	47,395	$604,246	25,000	$446,500

Steven J. Schneider	138,957	$1,704,223	55,000	$982,300

Edward W. Wilhelm	--	--	--	--

George S. Sanders	40,000	$520,810	25,000	$446,500

Gary D. Cohen	135,500	$1,177,169	60,000	$1,071,600

(1)	Represents the difference between the exercise price of the stock options and the fair market value of the Company’s stock at exercise.

(2)	Computed by multiplying the number of shares of stock by the average of the high and low prices of the Company’s Class A common stock on the vesting date, March 11, 2011.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information with respect to compensation plans under which equity securities of the Company are currently authorized for issuance to employees or non-employees (such as directors, consultants, advisors, vendors, customers, suppliers, or lenders), as of March 3, 2012:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by shareholders (1)	2,340,649	$12.00	7,277,159 (2)
Equity compensation plans not approved by shareholders	—	—	—
Total	2,340,649	$12.00	7,277,159

(1)
These shares are subject to awards made or to be made under the Company’s 1992 Employee Stock Incentive Plan, 2002 Plan, 2009 Incentive Plan, Non-Employee Director Stock Option Plan, and Employee Stock Purchase Plan.

(2)
Includes the following shares which remain available for future issuance under the referenced plan as of March 3, 2012: (i) 271,900 shares under the 2002 Plan; (ii) 4,963,968 shares under the 2009 Incentive Plan; and (iii) 2,041,291 shares under the Employee Stock Purchase Plan.  No shares remain available for future issuance under the 1992 Employee Stock Incentive Plan or the Non-Employee Director Stock Option Plan.  From and after July 23, 2009, the only shares issuable under the 2002 Plan (other than shares issuable upon the exercise of outstanding options, as disclosed in column (a)) include 271,900 shares eligible for issuance in respect of shares returned to the plan by forfeiture after July 23, 2009.

FISCAL YEAR 2012 NON-QUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($) (4)
Glenn S. Lyon (5)	—	—	$24,190	—	$614,789

Samuel M. Sato (5)	—	—	$2,622	—	$41,387

Steven J. Schneider	$271,561	$901	$73,692	—	$1,216,390

Edward W. Wilhelm	$121,323	$990	$20,705	—	$351,202

George S. Sanders (5)	—	—	—	—	—

Gary D. Cohen	$137,865	$948	$18,331	—	$370,515

(1)	The amounts deferred by each NEO have also been reported as compensation for each respective NEO under the column heading “Salary” in the Summary Compensation Table.

(2)	All of the amounts reported in this column have also been included in the Summary Compensation Table under the column heading “All Other Compensation” for the respective NEO.

(3)	No above-market or preferential earnings are paid on deferred compensation pursuant to the Company’s NQDC Plan.

(4)
Represents the balance of the participant’s account under the NQDC Plan as of March 3, 2012.  The full amounts of the reported aggregate balances for the respective NEOs, less the amounts reported in the contributions and earnings columns above with respect to Fiscal 2012, were reflected in prior years’ Summary Compensation Tables.

(5)	The NEO was not a participant in the NQDC Plan during Fiscal 2012.

POTENTIAL PAYMENTS IN THE EVENT OF TERMINATION
OR A CHANGE IN CONTROL

The Company is a party to amended employment agreements with the following NEOs: Glenn S. Lyon, the Company’s Chief Executive Officer; Samuel M. Sato, the Company’s Finish Line brand President and Chief Merchandising Officer; Steven J. Schneider, the Company’s President and Chief Operating Officer; Edward W. Wilhelm, Executive Vice President, Chief Financial Officer of the Company; and George S. Sanders, Executive Vice President, Real Estate and Store Development, of the Company.  The employment agreement of Gary D. Cohen, the Company’s former Chief Administrative Officer and Secretary, was terminated effective March 29, 2012 in conjunction with his retirement from the Company (see “Resignation Agreement of Gary D. Cohen” above).  The payments made to Mr. Cohen in connection with his resignation and retirement from the Company are set forth below in “Payments to Gary D. Cohen Upon Resignation.”  The employment agreement of Mr. Sanders was amended effective February 25, 2011, and the employment agreements of each of Messrs. Lyon, Sato, Schneider, and Wilhelm were amended effective as of February 28, 2011, to provide for certain amendments which are reflected in the descriptions of their agreements below.  Under these employment agreements, each of the NEOs will be entitled to certain payment provisions if they are terminated under any of the following circumstances:

•	Without Cause by the Company or resignation by the executive officer for Good Reason 30 days before or two years after a Change in Control;

•	Without Cause by the Company at the end of the employment term upon the Company’s non-renewal of the agreement;

•	Resignation by the executive officer without Good Reason following a Change in Control;

•	Without Cause by the Company or resignation by the executive officer for Good Reason other than during a Change in Control;

•	For Cause by the Company or resignation by the executive officer without Good Reason; or

•	The Disability or death of the executive officer.

Generally, pursuant to these employment agreements, the terms “Cause,” “Good Reason,” “Change in Control,” and “Disability” are defined as follows:

“Cause” means:
(A)	the willful and continued failure by an executive officer to perform his material duties;
(B)	the willful or intentional engaging by an executive officer in conduct within the scope of his employment that causes material injury to the Company;
(C)	the executive officer’s conviction for, or a plea of nolo contendre to, the commission of a felony involving moral turpitude; or
(D)	a material breach of the executive officer’s covenants of non-competition, non-solicitation and confidentiality that causes a material injury to the Company.

“Good Reason” means if, other than for Cause, any of the following has occurred:
(A)	any reduction in the executive officer’s base salary or annual bonus opportunity (except for across the board reductions for all similarly situated executive officers of the Company);
(B)	a transfer of the executive officer’s primary workplace by more than 35 miles from its location;
(C)	a material breach of the agreement by the Company; or
(D)
if such termination of employment occurs within 30 days prior to or two years following a Change in Control, then any one of the following: a substantial reduction in an executive officer’s authority, duties or responsibilities, or the assignment of any duties or responsibilities inconsistent with an executive officer’s position with the Company.

“Change in Control” means the consummation of one or more of the following:
(A)	the sale, exchange, lease or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any person or group;
(B)
any person or group, other than the three founders of the Company, is or becomes the beneficial owner, directly or indirectly, of more than 35% of the total voting power of the voting stock of the Company;

(C)	a merger, consolidation or similar reorganization of the Company with or into another entity, if the shareholders of the common stock of the Company immediately prior to such transaction do not own a majority of the voting power of the voting stock of the surviving company or its parent immediately after the transaction in substantially the same proportions as immediately prior to such transaction; or

(D)	if during any 12-month period, a majority of the then current directors cease for any reason to constitute a majority of the Board.

Termination of an Executive Officer 30 Days Before and Through Two Years After a Change In Control

If an executive officer is terminated by the Company without Cause (other than by reason of Disability or death) or resigns for Good Reason, in either case, during the period that begins 30 days prior to a Change in Control and ends two years following a Change in Control, then each such executive officer will be entitled to receive benefits equal to: (1) such employee benefits, if any, as to which the executive officer may be entitled under the Company’s employee benefit plans according to their terms, (2) a lump sum payment that is derived by adding the executive officer’s base salary with his annual target bonus and the value of any other bonus the executive officer could have earned during the year of termination, and multiplying that figure by 2.5, and (3) health insurance benefits for each executive officer and his dependents for two years. Each of the agreements also provides that to the extent any of the payments under the agreements become subject to an excise tax imposed by Section 4999 of the Code, then the executive officer would receive an additional gross-up payment to indemnify him for the effect of such a tax.

The amounts shown in the charts below do not include payments and benefits that are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, including accrued salary, vacation pay, 401(k) Plan distributions, and welfare benefits provided to all employees (other than the continuation of health insurance benefits, which is set forth in the charts below). The chart below illustrates the potential payments that each NEO would have been entitled to if they were terminated by the Company without Cause or such executive officer resigned for Good Reason with respect to a Change in Control on March 3, 2012:

NEO	Lump Sum Cash Payment (Base + Target Bonus x 2.5) (1)	Health Insurance Benefits for two years (2)	Tax Gross Up (3)
Glenn S. Lyon	$6,025,000	$19,002	–
Samuel M. Sato	$3,074,292	$26,249	$67,400
Steven J. Schneider	$3,572,250	$26,249	–
Edward W. Wilhelm	$2,245,625	$26,249	$94,929
George S. Sanders	$1,875,000	$26,249	–

(1)
This amount is calculated by adding the NEO’s annual base salary, plus the executive’s target annual bonus, plus the value of any other bonus the NEO could have earned during the year and multiplying it by 2.5.

(2)	The estimated value of health insurance is based on the health insurance coverage the Company carried for each NEO on March 3, 2012.
(3)
Each NEO’s employment agreement provides that the Company will pay a gross up payment in the event that amounts paid under the agreement become subject to an excise tax imposed by Section 4999 of the Code. The amount of an applicable tax gross up payment would be such that, after deduction of any excise tax on the covered payment, the net amount retained by the executive officer would be equal to the covered amount.

Termination of an Executive Officer Without Cause Upon Non-Renewal of Agreement

If an executive officer is terminated by the Company without Cause at the end of his employment term in connection with the Company providing the executive officer with a notice of non-renewal of his agreement, then each such executive officer will be entitled to receive the following benefits: (1) such employee benefits, if any, as to which the executive officer may be entitled under the Company’s employee benefit plans according to their terms, (2) a lump sum payment equal to the executive officer’s base salary, (3) health insurance benefits for each executive officer and his dependents for one year, and (4) if the executive officer was eligible to receive a cash bonus for the fiscal year during which his employment was terminated, an amount equal to a prorated portion (based upon actual performance and the number of days during such fiscal year the executive officer was employed) of the annual bonus and any other bonus the executive officer would have received during such fiscal year had he remained employed through the entire fiscal year.

The following chart illustrates the potential payments that each executive officer would have been entitled to if the Company did not renew the executive officer’s agreement and the executive officer was terminated by the Company without cause on March 3, 2012:

NEO	Lump Sum Cash Payment Equal to Base Salary (1)	Health Insurance Benefits for one year (2)	Bonus Amount (3)
Glenn S. Lyon	$950,000	$ 9,501	$1,460,000
Samuel M. Sato	$533,000	$13,125	$ 696,717
Steven J. Schneider	$609,000	$13,125	$ 819,900
Edward W. Wilhelm	$445,000	$13,125	$ 453,250
George S. Sanders	$375,000	$13,125	$ 375,000

(1)	Amount represents the NEO’s annual base salary as of March 3, 2012.
(2)	The estimated value of health insurance is based on the health insurance coverage the Company carried for each NEO on March 3, 2012.
(3)	Amount represents the value of earned bonus payments for Fiscal 2012.

Termination of an Executive Officer by Resignation Without Good Reason Following a Change In Control

If an executive officer resigns without Good Reason during the 30 day period that begins on the first anniversary of a Change in Control, such executive officer shall be entitled to receive such employee benefits, if any, as to which the executive officer may be entitled under the Company’s employee benefit plans according to their terms, and a lump sum payment equal to the executive officer’s base salary.

The following chart illustrates the potential payments that each executive officer would have been entitled to if they terminated their employment by resignation without Good Reason on March 3, 2012, and such date was within the 30 day period following the first anniversary of a Change in Control:

NEO	Lump Sum Payment Equal to Base Salary	Tax Gross Up (1)
Glenn S. Lyon	$950,000	–
Samuel M. Sato	$533,000	–
Steven J. Schneider	$609,000	–
Edward W. Wilhelm	$445,000	–
George S. Sanders	$375,000	–

(1)	Based on current estimates, no excise tax gross up would be payable to the executive on the contemplated date.

Termination of an Executive Officer Other Than in Connection With a Change in Control

If an executive officer is terminated by the Company without Cause (other than by reason of Disability or death) or if the executive officer resigns for Good Reason, in either case other than within the period that begins 30 days prior to a Change in Control and ends two years following a Change in Control, then each such executive officer will be entitled to receive the following benefits: (1) such employee benefits, if any, as to which the executive officer may be entitled under the Company’s employee benefit plans according to their terms; (2) a lump sum payment equal to: (a) with respect to Mr. Lyon, two and one-half times (2.5x) his base salary, (b) with respect to Mr. Sato, two times (2x) his base salary, (c) with respect to Mr. Schneider, two times (2x) his base salary, (d) with respect to Mr. Wilhelm, one and one-half times (1.5x) his base salary; and (e) with respect to Mr. Sanders, one and one-half times (1.5x) his base salary; (3) health insurance benefits for each executive officer and his dependents for a period equal to: (a) with respect to Mr. Lyon, two years; (b) with respect to Mr. Sato, one and one-half years; (c) with respect to Mr. Schneider, one and one-half years; (d) with respect to Mr. Wilhelm, one year; and (e) with respect to Mr. Sanders, one year; and (4) if the executive officer was eligible to receive a cash bonus for the fiscal year during which his employment was terminated, an amount equal to a prorated portion (based upon actual performance and the number of days during such fiscal year the executive officer was employed) of the annual bonus and any other bonus the executive officer would have received during such fiscal year had he remained employed through the entire fiscal year.

The following chart illustrates the potential payments to which each executive officer would have been entitled if he were terminated by the Company without Cause or the executive officer resigned for Good Reason other than in connection with a Change in Control on March 3, 2012:

NEO	Lump Sum Cash Payment (1)		Health Insurance Benefits (2)	Bonus Amount (3)
Glenn S. Lyon	$2,375,000	(4)	$19,002	$1,460,000
Samuel M. Sato	$1,066,000	(5)	$19,687	$ 696,717
Steven J. Schneider	$1,218,000	(5)	$19,687	$ 819,900
Edward W. Wilhelm	$ 667,500	(6)	$13,125	$ 453,250
George S. Sanders	$ 562,500	(6)	$13,125	$ 375,000

(1)	Unless indicated otherwise, amount is based on the NEO’s annual base salary as of March 3, 2012.
(2)
The estimated value of health insurance is based on the health insurance coverage the Company carried for each NEO on March 3, 2012.  In the case of Mr. Lyon, the period identified is two years, in the case of Mr. Sato and Mr. Schneider, the period identified is one and one-half years, and in the case of Mr. Wilhelm and Mr. Sanders, the period identified is one year.

(3)	Amount represents the value of earned bonus payments for Fiscal 2012.
(4)	Amount reflects a cash payment equal to 2.5 times the base salary for Mr. Lyon.
(5)	Amount reflects a cash payment equal to 2.0 times the base salary for Mr. Sato and Mr. Schneider.
(6)	Amount reflects a cash payment equal to 1.5 times the base salary for Mr. Wilhelm and Mr. Sanders.

Termination of an Executive Officer for Cause or by Executive Officer Without Good Reason

If an executive officer is terminated by the Company for Cause, or the executive officer resigns without Good Reason, then such executive officer would be entitled to receive his base salary through the date of termination, any earned but unpaid portion of the executive officer’s prior fiscal year annual performance bonus, reimbursement for any unreimbursed business expenses incurred by the executive officer in accordance with Company policy prior to the executive officer’s termination date, and such employee benefits, if any, as to which the executive officer may be entitled under the Company’s employee benefit plans according to their terms.

The following chart illustrates the potential payments that each executive officer would have been entitled to if they were terminated by the Company for Cause or the executive officer resigned without Good Reason on March 3, 2012:

NEO	Base Salary (1)	Annual Performance Bonus (2)
Glenn S. Lyon	—	—
Samuel M. Sato	—	—
Steven J. Schneider	—	—
Edward W. Wilhelm	—	—
George S. Sanders	—	—

(1)	The executive would receive his base salary through the date his employment terminated.
(2)	Amount represents the unpaid portion of the executive’s annual performance bonus for Fiscal 2011, the year preceding the year employment terminated.

Termination of an Executive Officer Upon Disability or Death

Upon the termination of an executive officer’s employment for either Disability or death, the executive officer or his estate (as the case may be) would be entitled to receive the following: (1) such employee benefits, if any, to which the executive officer may be entitled under the Company’s employee benefit plans according to their terms; and (2) if the executive officer was eligible to receive a cash bonus for the fiscal year during which his employment was terminated, an amount equal to a prorated portion (based on the number of days in such fiscal year during which the executive officer was employed) of the annual cash bonus and any other cash bonus the executive officer would have received for such fiscal year had he remained employed through the entire fiscal year (based on the Company’s actual performance for such fiscal year).

The following chart illustrates the potential payments that each executive officer or his estate (as the case may be) would have been entitled to if their employment was terminated for either Disability or death as of March 3, 2012:

NEO	Bonus Amount (1)
Glenn S. Lyon	$1,460,000
Samuel M. Sato	$ 696,717
Steven J. Schneider	$ 819,900
Edward W. Wilhelm	$ 453,250
George S. Sanders	$ 375,000

(1) Amount represents the value of earned cash bonus payments for Fiscal 2012.

Payments to Gary D. Cohen Upon Resignation

As discussed above, Gary D. Cohen resigned as Chief Administrative Officer and Secretary of the Company effective December 1, 2011, and retired from the Company effective March 29, 2012.  Mr. Cohen was not serving as an executive officer of the Company at March 3, 2012.  Therefore, pursuant to Regulation S-K Item 402(j), Instruction 4, the following chart illustrates the actual payments made to Mr. Cohen under his Resignation Agreement:

Name	Lump Sum Cash Payments (1)	Health Insurance Benefits for One Year (2)	Bonus Amount (3)	Accelerated Equity Awards (4)
Gary D. Cohen	$780,000	$18,695	$517,000	$293,286

(1)
Pursuant to the Resignation Agreement, the Company agreed to pay Mr. Cohen an initial $300,000 cash severance payment on March 14, 2012, and a further cash severance payment of $480,000 within 30 days after March 29, 2012, on the condition that Mr. Cohen reaffirm the terms of the Resignation Agreement on both such dates.

(2)	The estimated value of health insurance is based on the health insurance coverage the Company carried for each NEO on March 3, 2012.
(3)	Amount represents the value of earned bonus payments for Fiscal 2012 under the EOBP12 and LTIB10.
(4)
Amount represents the aggregate of (i) the approximate fair value of Mr. Cohen’s accelerated restricted stock awards as of March 29, 2012 ($156,975), and (ii) the approximate intrinsic value of Mr. Cohen’s accelerated stock options as of March 29, 2012 ($136,311).  See “Resignation Agreement of Gary D. Cohen” above.

DIRECTOR COMPENSATION

The Compensation Committee customarily reviews and sets director compensation at its July quarterly meeting which coincides with the Company’s annual shareholders meeting or at its first meeting that follows the Company’s annual shareholders meeting. After the Company’s 2011 Annual Shareholders Meeting, the Committee revisited the Hay Group Report and recommended to the Board that it adjust total compensation paid to its directors so that it was more closely aligned with the 50th percentile of the Company’s Fiscal 2012 peer group.  Specifically, it approved and recommended to the Board that the Board set director compensation as follows: upon the commencement of service on the Board a new outside director is eligible to receive a grant of the Company’s shares valued at $30,000; thereafter, each outside director is eligible to receive an annual grant of Company shares valued at $86,000 for continued service. The annual grant to a newly appointed outside director is subject to a minimum length of service on the Board of at least 90 days.  For each outside director, the fee component consists of an annual retainer in the amount of $35,000. Each outside director also receives $2,000 per Board meeting attended.  Each outside director also receives a fee of $1,000 for attending any non-regularly scheduled Board meeting.  For those outside directors that comprise the Audit Committee, Compensation Committee, the Governance & Nominating Committee, and the Strategy Committee, a fee of $1,500 is payable per each such committee meeting attended.  The Chair of the Audit Committee receives an annual fee of $20,000, and the Chairs of the Compensation Committee, Governance & Nominating Committee, and the Strategy Committee each receive an annual fee of $10,000.  The Lead Director receives an annual fee of $15,000.

The following table summarizes the compensation received by the Company’s directors for the fiscal year ended March 3, 2012:

FISCAL YEAR 2012 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)		Total ($)
Glenn S. Lyon (3) Chairman of the Board Class I	$ –	–		–
Stephen Goldsmith Governance & Nominating Committee Class III	$27,500	$86,000		$113,500
Bill Kirkendall Compensation Committee, Chair Audit Committee Class II	$81,500	$86,000		$167,500
William P. Carmichael Lead Director Audit Committee, Chair Class II	$82,500	$86,000		$168,500
Catherine A. Langham Governance & Nominating Committee, Chair Class III	$57,500	$86,000		$143,500
Dolores A. Kunda Compensation Committee Governance & Nominating Committee Class I	$57,500	$86,000		$143,500
Norman H. Gurwitz Audit Committee Compensation Committee Class III	$65,500	$86,000		$151,500
Richard P. Crystal Governance & Nominating Committee Strategy Committee, Chair Class II	$70,750	$86,000		$156,750
Mark S. Landau (4) Audit Committee Strategy Committee Class I	$49,750	$86,000	(5)	$135,750
Torrence Boone Strategy Committee Class I	$23,000	$30,000		$53,000

(1)
Amounts reflected in this column include the value of an outside director’s annual retainer fee and additional fees for those directors who serve on a committee of the Board, the committee chairs, and the lead director.

(2)
Stock granted to directors as part of their annual compensation was in the form of Class B Common Shares granted on July 21, 2011, except that Mr. Boone’s stock was granted on August 25, 2011 and Mr. Goldsmith’s stock was granted on October 11, 2011.  On July 20, 2012, the Class B common stock will be converted into shares of Class A common stock on a one-to-one basis for no additional consideration. Each share of Class B common stock entitles the holder of record to 10 votes for each share owned, while each share of Class A common stock entitles the holder of record to one vote per share. Amounts in this column represent the aggregate grant date fair value of each award computed in accordance with FASB ASC Topic 718.  As of March 3, 2012, each director had the following outstanding stock from previous awards: Mr. Goldsmith – 17,239 shares (of which 12,997 were vested and 4,242 were unvested); Mr. Kirkendall – 17,830 shares (of which 14,049 were vested and 3,781 were unvested); Mr. Carmichael – 17,830 shares (of which 14,049 were vested and 3,781 were unvested); Ms. Langham – 17,830 shares (of which 14,049 were vested and 3,781 were unvested); Ms. Kunda – 18,182 shares (of which 14,401 were vested and 3,781 were unvested); Mr. Gurwitz – 17,643 shares (of which 13,862 were vested and 3,781 were unvested); Mr. Crystal – 12,018 shares (of which 8,237 were vested and 3,781 were unvested); and Mr. Boone – 1,564 shares (all of which were unvested).  As of March 3, 2012, Mr. Landau had 10,029 shares (of which 8,138 were vested and 1,891 were unvested) which were granted to him in his capacity as director of the Company.

(3)
Mr. Lyon receives no compensation as a director of the Company and Chairman of the Board.  All compensation paid to and equity awarded to Mr. Lyon is based on his status as an executive officer of the Company.  See previous disclosures for such information.

(4)
Mr. Landau resigned from the Board on December 31, 2011 in connection with joining the Company as Executive Vice President, Chief Business Development Officer on January 1, 2012.  This table only reflects the compensation Mr. Landau earned as a director of the Company during the portion of Fiscal 2012 in which he served as a director.

(5)
Mr. Landau was granted 3,781 shares on July 21, 2011, which had an aggregate grant date fair value of $86,000.  Effective December 31, 2011, 1,890 of those 3,781 shares were cancelled and forfeited in connection with Mr. Landau’s resignation from the Board.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

The Audit Committee acts under an annually reviewed charter approved by the Board. Company management has primary responsibility for the preparation of the Company’s financial statements and the reporting process on behalf of the Company including the systems of internal controls. However, the Audit Committee assists in the oversight of the Company’s financial reporting process on behalf of the Board. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended March 3, 2012, with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee is composed solely of independent directors (as defined in the criteria for independence set forth in SEC rules and the NASDAQ listing standards). Each member meets NASDAQ financial knowledge requirements, and the Board of Directors has determined that Mr. Carmichael qualifies as an “audit committee financial expert” as defined by SEC rules and meets NASDAQ professional experience requirements as well.

The Audit Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, the matters set forth in Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, which includes, among other items, matters relating to the conduct of an audit of the Company’s financial statements.

The Audit Committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditors their independence from the Company.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended March 3, 2012, for filing with the SEC.

William P. Carmichael, Chair
Bill Kirkendall
Norman Gurwitz

Relationship with Independent Public Accountants

The accounting firm of Ernst & Young LLP, which has served as the Company’s principal independent registered public accounting firm continuously since 1988, was selected by the Audit Committee to continue in that capacity for Fiscal 2012.

The appointment of an independent registered public accounting firm is approved annually by the Audit Committee. In making its determination, the Audit Committee reviews both the audit scope and estimated audit fees for the coming year. The Audit Committee has selected Ernst & Young LLP for the current fiscal year. Each professional service performed by Ernst & Young LLP during Fiscal 2012 was reviewed and the possible effect of such service on the independence of the firm was considered by the Audit Committee. Additionally, the Audit Committee requires the rotation of its outside auditor’s audit partners as required by the Sarbanes-Oxley Act of 2002, as amended, and the related rules of the SEC.

Independent Auditor Fee Information

Fees for professional services provided by the Company’s independent registered public accounting firm Ernst & Young LLP, in each of the last two fiscal years, for each of the following categories are:

	2012	2011
Audit Fees	$416,800	$385,000
Audit-Related Fees	96,999	168,500
Tax Fees	104,775	51,970
All Other Fees	—	—
Total	$618,574	$605,470

Fees for audit services include fees associated with the annual financial statement and internal controls audits, the reviews of the Company’s quarterly reports on Form 10-Q, and assistance with review of documents filed with the SEC. Audit-related fees principally include accounting consultations and the audit of the Company’s Profit Sharing and 401(k) plan. Tax fees consist primarily of tax compliance and consultation on routine tax matters.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires pre-approval of all audit, audit-related, tax services and other services performed by the independent auditor during the fiscal year. The Audit Committee pre-approves specifically defined services within the categories outlined above, subject to the budget for each category. Unless a specific service has been previously pre-approved for that year, the Audit Committee must approve the service before the independent auditor may perform such service. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve permitted services between Audit Committee meetings, subject to specified budgetary limitations, so long as the Chair reports any such decisions to the Audit Committee at its next scheduled meeting.

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

(Item 2 on your Proxy Card)

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 2, 2013. The Board urges you to vote “FOR” ratification of that appointment. A representative of Ernst & Young LLP plans to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

If the shareholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee and Board of Directors will consider a change in auditors for the next fiscal year, although they will not be compelled to change auditors.  Even if the shareholders ratify the selection of Ernst & Young LLP, the Audit Committee or Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time if either the Audit Committee or the Board determines that a change would be in the best interests of the Company and its shareholders.

Required Shareholder Approval

For the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending March 2, 2013 to be ratified, more votes must be cast by all holders of common shares, voting together as a single class, in favor of the proposal than are cast against it.  Abstentions and broker non-votes will not be included in the vote count and will have no effect on the outcome of the proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote “FOR” ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise on their Proxy Cards (Item 2 on your Proxy Card).

NON-BINDING ADVISORY RESOLUTION TO APPROVE
THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

(Item 3 on your Proxy Card)

In accordance with the requirements of the Dodd-Frank Act, the Company is requesting your non-binding advisory approval of the compensation of our NEOs.  The compensation of our NEOs is described in the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative starting on page 14 of this Proxy Statement.

The Compensation Committee is responsible for reviewing and approving the compensation structure for the Company’s executive officers, and, in this regard, seeks to establish a competitive and balanced, performance-based compensation structure that is fundamentally fair to the Company’s shareholders.  The Company’s compensation program also reflects competition and best practices in the marketplace.  The mix of compensation components is competitive with that of other companies in our industry of similar size and operational characteristics, links compensation to individual and Company performance, and encourages stock ownership by senior management.  Based on its review of the total compensation of our NEOs for Fiscal 2012, the Compensation Committee believes that the total compensation for each of the NEOs is reasonable and effectively achieves the objective of aligning compensation with performance measures directly related to our financial goals and creation of shareholder value, without encouraging our NEOs to take unnecessary or excessive risks.

The Compensation Discussion and Analysis section of this Proxy Statement and the accompanying tables and narrative starting on page 14 above provide a comprehensive review of our NEO compensation objectives, factors, program, and rationale.  We urge you to read this disclosure before voting on this non-binding proposal.

For the reasons stated above, and pursuant to Section 14A of the Exchange Act, we are requesting your non-binding approval of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion is hereby APPROVED.”

Your vote on this proposal will be advisory and non-binding on the Company and the Board and will not be construed as overruling a decision by the Company or the Board.  Your vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for the Company or the Board.  However, the Board values the opinions that our shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions, as it deems appropriate.

Frequency Vote

In addition to requesting the non-binding shareholder advisory approval of the Company’s executive compensation program, the Dodd-Frank Act also requires the Company to separately seek, once every six years, shareholder approval of how often the Company will seek advisory approval of the NEOs’ compensation (referred to as the frequency vote).  The Dodd-Frank Act requires that the Company present every one, two, or three years, or abstain, as voting alternatives for shareholders with respect to the frequency vote.

In the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders, the Board of Directors recommended, for various reasons, that shareholders vote for a non-binding advisory frequency vote on the compensation of our NEOs be held every three years.  Despite such recommendation, the option receiving the greatest number of shareholder votes at the 2011 Annual Meeting of Shareholders was for a non-binding advisory frequency vote every year.  Although this shareholder frequency vote was advisory and non-binding, the Board of Directors carefully considered the voting results.  In light of the shareholders’ vote on this proposal, the Company’s Board of Directors determined to follow the results of the shareholder voting and to include an annual executive compensation say on pay advisory vote in the Company’s future proxy materials, commencing with the proxy materials for this year, which is addressed above and included as Item 3 on your Proxy Card.  The Board expects to continue this practice of holding an annual advisory vote with respect to the compensation of our NEOs for the foreseeable future.  No frequency vote is occurring this year.

Required Shareholder Approval

For the non-binding advisory resolution relating to the compensation of the Company’s NEOs to be approved, more votes must be cast by all holders of common shares, voting together as a single class, in favor of the proposal than are cast against it.  Abstentions and broker non-votes will not be included in the vote count and will have no effect on the outcome of the proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote “FOR” the approval of the non-binding advisory resolution approving the compensation of the Company’s NEOs.  Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise on their Proxy Cards (Item 3 on your Proxy Card).

PROPOSALS OF SHAREHOLDERS

If a shareholder wishes to submit a proposal for consideration at the 2013 Annual Meeting of Shareholders and wants that proposal to appear in the Company’s proxy statement for that meeting, the proposal must be submitted to the Company at Finish Line Customer Central (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235) in care of the Corporate Secretary no later than April 21, 2013.

If a shareholder wishes to submit a proposal for consideration at the 2013 Annual Meeting of Shareholders, or if a shareholder wishes to recommend a candidate for election to the Board, the Company’s Bylaws require the shareholder to provide the Company with written notice of such proposal or recommendation no less than 90 days, nor more than 120 days, in advance of the first anniversary of the 2012 Annual Meeting (in the event that the date of the 2013 Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the shareholder must provide the Company with written notice of such proposal or recommendation no less than 90 days, nor more than 120 days, in advance of the meeting or, if later, the seventh day following the first public announcement of the date of the 2013 Annual Meeting of Shareholders).  Such notice should be sent to the Company in care of the Corporate Secretary at Finish Line Customer Central (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235).

Notwithstanding the foregoing, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the director nominees or specifying the size of the increased Board at least 100 days prior to the first anniversary of the 2012 Annual Meeting (or if the 2013 Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, at least 100 days prior to the date of the 2013 Annual Meeting), a shareholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Corporate Secretary at Finish Line Customer Central (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235) no later than the close of business on the seventh day following the day on which such public announcement is made by the Company.

MISCELLANEOUS

The Company’s Annual Report to Shareholders for the fiscal year ended March 3, 2012, including the financial statements and related notes thereto, together with the report of the independent auditors and other information with respect to the Company, accompanies this Proxy Statement.

The Company is not aware of any other business to be presented at the Annual Meeting.  If matters other than those described herein should properly arise at the meeting, the proxies will vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Christopher C. Eck
Senior Vice President, General Counsel and Corporate Secretary
Indianapolis, Indiana
June 19, 2012

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
ATTN: CHRISTOPHER C. ECK 3308 NORTH MITTHOEFFER ROAD INDIANAPOLIS, IN 46235

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M48003-P27824	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

THE FINISH LINE, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	To elect three Class II directors to serve on the Company's Board of Directors until the 2015 Annual Meeting of Shareholders:	☐	☐	☐

Nominees:
01) Bill Kirkendall
02) William P. Carmichael
03) Richard P. Crystal

The Board of Directors recommends you vote FOR proposals 2 and 3:		For	Against	Abstain

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending March 2, 2013.	☐	☐	☐

3.	To approve a non-binding advisory resolution approving the compensation of the Company's named executive officers.	☐	☐	☐

NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE CLASS II DIRECTORS OF THE COMPANY, FOR PROPOSALS 2 AND 3, AND ACCORDING TO THE JUDGMENT OF THE PROXIES WITH RESPECT TO ANY OTHER MATTER THAT MAY BE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

Please indicate if you plan to attend this meeting.	Yes ☐	No ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

M48004-P27824

THE FINISH LINE, INC.
CLASS A COMMON SHARES
Proxy for the Annual Meeting of Shareholders, July 19, 2012.

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on
July 19, 2012, at 9:00 a.m. E.D.T. at Finish Line Customer Central located at
3308 N. Mitthoeffer Rd., Indianapolis, IN 46235

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement for the 2012 Annual Meeting and, revoking all prior Proxies, appoints Steven J. Schneider and Samuel M. Sato, and each of them, with full power of substitution in each, the Proxies of the undersigned to represent the undersigned and vote all Class A Common Shares of the undersigned in The Finish Line, Inc. at the Annual Meeting of Shareholders to be held on July 19, 2012, and any adjournments or postponements thereof upon the matters stated on the reverse side and in the manner designated on the reverse side of this card.

Important Notice Regarding Availability of Proxy Materials

The Notice of Annual Meeting of Shareholders and Proxy Statement, 2012 Annual Report on Form 10-K of The Finish Line, Inc., and form of proxy for the Annual Meeting are also available, without charge, at www.finishline.com or from the SEC's website at www.sec.gov. You may also request a copy of these materials by sending an e-mail to IR@finishline.com. Please make your request no later than July 5, 2012, to facilitate timely delivery.  If you do not request materials pursuant to the foregoing procedures, you will not otherwise receive an email or electronic copy of the materials.  For meeting directions please call (317) 899-1022, extension 5.

Continued and to be signed on reverse side